UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LANTHEUS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 12, 2020

To Our Stockholders:

We cordially invite you to attend Lantheus Holdings, Inc.’s 2020 Annual Meeting of Stockholders, to be held on Thursday, April 23, 2020 at 11:00 a.m. (Eastern Time) at the Boston Marriott Burlington, located at One Burlington Mall Road, Burlington, Massachusetts 01803.

The Notice of Internet Availability of Proxy Materials and the proxy statement that follow describe the business to be conducted at the meeting.

Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting. On behalf of the Board of Directors, thank you for your continued investment in our company.

Sincerely,

Brian Markison

Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date:	Thursday, April 23, 2020
Time:	11:00 a.m. (Eastern Time)
Place:	Boston Marriott Burlington, located at One Burlington Mall Road, Burlington, Massachusetts 01803

We are holding our 2020 Annual Meeting of Stockholders for the following purposes, which are described in more detail in the proxy statement:

•	To elect two Class II directors to our Board of Directors;

•	To approve, on an advisory basis, the compensation paid to our named executive officers;

•	To approve, on an advisory basis, the frequency of future “say on pay” votes; and

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

At the meeting, we will also transact any other business as may properly come before the meeting or any adjournment or postponement thereof. Only stockholders of record as of the close of business on February 24, 2020 will be entitled to attend and vote at the meeting.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of paper copies of our proxy materials and our 2019 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and how to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our Annual Report. This process allows us to provide our stockholders with the information they need on a timelier basis, while lowering the costs of printing and distributing our proxy materials and reducing the environmental impact.

Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting. The proxy statement includes instructions on how to vote, including by Internet and telephone. If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions.

By order of the Board of Directors,

Daniel M. Niedzwiecki

Vice President, Deputy General Counsel and Corporate Secretary

March 12, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be held on April 23, 2020.

The Lantheus Holdings, Inc. Proxy Statement and Annual Report are available at  http://www.proxydocs.com/lnth.

PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 23, 2020

GENERAL INFORMATION

The Board of Directors (the “Board”) is making this proxy statement available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the solicitation of proxies by the Board for our 2020 Annual Meeting of Stockholders to be held on Thursday, April 23, 2020 at 11:00 a.m. (Eastern Time) at the Boston Marriott Burlington, located at One Burlington Mall Road, Burlington, Massachusetts 01803 USA, and any adjournment or postponement of that meeting (the “Annual Meeting”). If you requested printed versions of these materials by mail, those materials will also include a proxy card for the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin on or about March 12, 2020.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON APRIL 23, 2020:

This Proxy Statement, the accompanying proxy card or voting instruction card and our 2019 Annual Report on Form 10-K are each available at http://www.proxydocs.com/lnth.

In this proxy statement, unless the context requires otherwise, the words “Lantheus,” “Company,” “we,” “us” and “our” refer to Lantheus Holdings, Inc. and its subsidiaries. The mailing address of our principal executive offices is Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862.

In this proxy statement, we indicate that certain materials are available on our Investor Relations website at http://investor.lantheus.com. The information on our website is not part of, and is not incorporated into, this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Below are answers to common questions stockholders may have about the Notice, this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and (if you request paper copies) a proxy card/voting instruction form (collectively, the “Proxy Materials”) and the Annual Meeting.

What am I voting on?

You are voting on the following proposals at the Annual Meeting:

•	the election of two Class II directors to our Board of Directors;

•	the approval, on an advisory basis, of the compensation paid to our named executive officers (commonly referred to as “say on pay”);

•	the approval, on an advisory basis, the frequency of future “say on pay” votes;

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

•	any other business properly coming before the Annual Meeting.

Our amended and restated bylaws require that we receive advance notice of any proposals to be brought before the Annual Meeting by our stockholders. We have not received any such proposals, and we do not anticipate any other matters will come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the proxy holders appointed by the Board will have discretion to vote on those matters.

Am I voting on Lantheus’ proposed acquisition of Progenics Pharmaceuticals, Inc. at the Annual Meeting?

No, voting on the Company’s proposed acquisition (the “Progenics Acquisition”) of Progenics Pharmaceuticals, Inc. (“Progenics”) will occur at a separate, special meeting of the Company’s stockholders for which separate materials, including a joint proxy statement/prospectus, will be separately distributed to stockholders.

Who is soliciting my vote?

The Board of Directors of Lantheus Holdings, Inc. is soliciting your vote at the Annual Meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•	“FOR” the election of each of the two nominees for Class II directors to our Board of Directors;

•	“FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers;

•	“FOR” the one year option, as the frequency for the advisory vote on the compensation paid to our named executive officers; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Who may vote at the meeting?

Holders of shares of our common stock (“Shares”) as of the close of business on February 24, 2020 (the “Record Date”) may vote at the Annual Meeting.

How many Shares may be voted at the Annual Meeting?

Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 39,512,340 Shares entitled to vote at the Annual Meeting.

How many votes do I have?

Holders of our common stock are entitled to one vote for each Share held as of the Record Date. We do not have cumulative voting.

How will my Shares be counted as “present” at the Annual Meeting, and how many votes must be present to hold the Annual Meeting?

Your Shares are counted as “present” at the Annual Meeting if you attend the Annual Meeting and vote in-person or if you properly return a proxy to vote your Shares by Internet, telephone or mail (as described below). In order for us to hold our Annual Meeting, holders of a majority of our outstanding Shares as of the Record Date must be present in person or by proxy at the Annual Meeting. This majority is referred to as a quorum. Abstentions and broker non-votes will be counted as Shares present to determine whether a quorum exists to hold the Annual Meeting.

What vote is required for each proposal?

The following votes are required to approve each proposal:

Proposal	Vote Required for Approval

Proposal 1: Election of Class II directors	A plurality of the votes properly cast, subject to the Company’s majority voting policy (described below).

Proposal 2: Advisory vote on executive compensation	No vote is required for approval, as this is an advisory vote.

Proposal 3: Advisory vote on the frequency of future “say on pay” votes	No vote is required for approval, as this is an advisory vote.

Proposal 4: Ratification of the Company’s independent registered public accounting firm	A majority of the votes properly cast.

Notwithstanding the voting requirements described above, our Board and its committees value the opinions of stockholders and will consider the results of these votes in making future decisions relating to director elections, executive compensation arrangements, frequency of future “say on pay” votes and retention of our independent auditor.

In particular, our Board has adopted a majority voting policy. If a director nominee does not receive votes affirmatively cast “FOR” his or her election in excess of 50% of the number of votes properly cast with respect to that nominee’s election, then that director will contingently tender his or her resignation, which the Board may, in its sole discretion, elect to accept.

How are abstentions and broker non-votes counted?

Abstentions (that is, Shares present at the meeting in person or by proxy that are voted “ABSTAIN”) and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast “FOR” or “AGAINST.”

What is the difference between a stockholder of record and a beneficial owner of Shares held in street name?

Stockholder of Record. If your Shares are registered directly in your name with our transfer agent, Computershare, then you are a “stockholder of record.”

Beneficial Owner of Shares Held in Street Name. If your Shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a “beneficial owner of Shares” held in “street name.” In that case, the organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the Shares you hold in your account.

How do stockholders of record vote?

There are four ways for stockholders of record to vote:

•

By Internet. You may vote by Internet until 5:00 p.m. (Eastern Time) on April 22, 2020, which is the day before the Annual Meeting, by visiting www.proxydocs.com/lnth and entering the unique control number for your Shares located on the proxy card/voting instruction form.

•

By telephone. You may vote by phone until 5:00 p.m. (Eastern Time) on April 22, 2020, which is the day before the Annual Meeting, by calling 866-240-5317. You will need the unique control number for your Shares located on the proxy card/voting instruction form.

•

By mail. You may vote by filling out, signing and dating the enclosed proxy card and returning it in the envelope provided. The completed proxy card must be received by the close of business on April 22, 2020, which is the day before the Annual Meeting.

•	In person. You may also vote your Shares in person by completing a ballot at the Annual Meeting.

How do beneficial owners of Shares held in street name vote?

If you hold your Shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow the instructions of the organization that holds your Shares.

Can I change my vote after submitting a proxy?

Stockholders of record may revoke their proxy before the Annual Meeting by delivering to Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862, Attention: Corporate Secretary, a written notice stating that a proxy is revoked, by signing and delivering a proxy bearing a later date, by voting again by Internet or by telephone, or by attending and voting in person at the Annual Meeting.

Street name stockholders who wish to change their votes should contact the organization that holds their Shares.

If I hold Shares in street name through a broker, can the broker vote my shares for me?

If you hold your Shares in street name and you do not vote, the broker or other organization holding your Shares can vote on certain “routine” proposals but cannot vote on other proposals, as follows:

Proposal	Considered a “Routine” Proposal?	If you hold Shares in street name and do not vote on a Proposal, then your Shares...

Proposal 1: Election of Class II directors	No	will be counted as “broker non-votes” for that proposal

Proposal 2: Advisory vote on executive compensation	No	will be counted as “broker non-votes” for that proposal

Proposal 3: Advisory vote on the frequency of future “say on pay” votes	No	will be counted as “broker non-votes” for that proposal

Proposal 4: Ratification of the Company’s independent registered public accounting firm	Yes	may be voted by your broker or other organization holding your Shares

What do I need to do if I want to attend the Annual Meeting?

You will need to provide evidence that you are a stockholder as of the Record Date. This can be a copy of your proxy card or a brokerage statement showing your Shares as of the Record Date. You should also bring photo identification. If you hold your Shares in street name and wish to vote in person at the meeting, you will need to contact the organization that holds your Shares in order to obtain a legal proxy from that organization.

Where can I find voting results?

We will file a Current Report on Form 8-K with the SEC to report the final voting results from the Annual Meeting within four business days of the Annual Meeting.

I share an address with another stockholder. Why did we receive only one set of Proxy Materials?

Some banks, brokers and nominees may be participating in the practice of “householding” Proxy Materials. This means that only one copy of the Proxy Materials may be sent to multiple stockholders in your household. If you hold your Shares in street name and want to receive separate copies of the Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact the bank, broker or other organization that holds your Shares.

Upon written or oral request, the Company will promptly deliver a separate copy of the Proxy Materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Proxy Materials, you can contact our Investor Relations department at 978-671-8842 or ir@lantheus.com or by writing to Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862, Attention: Investor Relations.

What happens now that we are no longer an “emerging growth company”?

As of December 31, 2019, we are no longer an “emerging growth company,” as defined in the JOBS Act. As such, we are required to seek an advisory vote on “say on pay” as well as an advisory vote on the frequency of our “say on pay” vote and provide more detailed disclosure relating to our executive compensation program. We are, however, exempt from the CEO pay ratio disclosure requirements in this 2020 proxy statement as a result of the one-year phase in period for former emerging growth companies.

Who is paying for this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. Members of the Board, officers and employees and, potentially, Innisfree M&A Incorporated, a third party proxy solicitor, may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. If we decide to retain a third party proxy solicitor, we would not expect to pay it more than $15,000 for any proxy solicitation services it renders. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions. If you choose to access the Proxy Materials or vote over the Internet, you are responsible for any Internet access charges that you may incur.

Who should I contact if I have additional questions?

You can contact our Investor Relations department at 978-671-8842 or ir@lantheus.com or by writing to Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862, Attention: Investor Relations. Stockholders who hold their Shares in street name should contact the organization that holds their Shares for additional information on how to vote.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board is currently comprised of ten directors. In accordance with our Amended and Restated Certificate of Incorporation (our “Charter”), our Board consists of three classes: Class I, Class II and Class III, with terms expiring in 2020 (for Class II), 2021 (for Class III) and 2022 (for Class I). Mr. James Clemmer, Ms. Julie McHugh and Dr. Frederick Robertson are the Class II directors whose terms expire at the Annual Meeting. Our Board has nominated, and stockholders are being asked to elect, Ms. Julie McHugh and Dr. Frederick Robertson for three-year terms expiring at our 2023 Annual Meeting of Stockholders. If elected, each of the nominees will hold office until our 2023 Annual Meeting of Stockholders and a successor is duly elected and qualified or until her or his earlier death, resignation or removal.

Our Board has decided to reduce its size from ten directors to nine directors, as of the earlier of the Annual Meeting or the closing of the Progenics Acquisition, and to further reduce the size of the Board to eight members prior to the date of the Company’s 2021 annual meeting of stockholders (the “Board Restructuring”). In connection with this decision, Mr. James Clemmer, a current Class II director, agreed not to be re-nominated and will be stepping down from his Board and committee roles, effective as of the earlier of the Annual Meeting or the closing of the Progenics Acquisition. Mr. Clemmer’s departure is not due to a disagreement with the Company, the Board or management on any matter relating to the Company’s operations, policies or practices.

The persons named as proxies will vote to elect each of these two nominees, unless a stockholder indicates that his or her Shares should be withheld with respect to any one or more of these nominees.

In the event that any nominee for director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current Board to fill the vacancy. We do not expect that any of the nominees will be unavailable or will decline to serve.

In determining that each director should be nominated for election, the Board considered her or his service, business experience, prior directorships, qualifications, attributes and skills described in the biography set forth below under “Corporate Governance—Executive Officers and Directors” and the criteria and diversity policy described under “Director Nomination Process and Diversity Policy.”

Vote Required

Under Delaware law and our amended and restated bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of Class II directors, subject to our majority voting policy described under “Majority Voting Policy.” This means that the two nominees receiving the largest number of “FOR” votes will be elected as Class II directors. We do not have cumulative voting.

Majority Voting Policy

Our Board has adopted a majority voting policy, providing that in the case of an uncontested election of directors in which a director nominee does not receive votes affirmatively cast “FOR” his or her election or re-election in excess of 50% of the number of votes cast with respect to that nominee’s election or re-election (a “Majority Vote”), that director will tender his or her resignation, with the resignation expressly stating that it is contingent upon the acceptance of the resignation by the Board in accordance with the majority voting policy, which the Board may, in its discretion, elect to accept.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IN THIS PROPOSAL 1,

AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH NOMINEES,

UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CORPORATE GOVERNANCE

Executive Officers and Directors

The following table sets forth information regarding our current executive officers and directors, including their ages as of the date of this proxy statement.

Name	Age	Position

Brian Markison	60	Non-Executive Chairman of the Board of Directors

Mary Anne Heino	60	President and Chief Executive Officer; Director

James C. Clemmer	55	Director

Samuel Leno	74	Director

Julie McHugh	55	Director

Gary J. Pruden	58	Director

Kenneth J. Pucel	53	Director

Dr. Frederick Robertson	64	Director

Dr. Derace Schaffer	72	Director

Dr. James H. Thrall	76	Director

Robert J. Marshall, Jr.	53	Chief Financial Officer

John Bolla	50	Chief Operations Officer

Paul Blanchfield	39	Chief Commercial Officer

Dr. Istvan Molnar	53	Chief Medical Officer

Michael P. Duffy	59	Senior Vice President, Law and Public Policy and General Counsel

Etienne Montagut	45	Senior Vice President, Corporate Development

Carol Walker	57	Senior Vice President, Quality

Brian Markison is the Non-Executive Chairman of the Board and Chair of the Financing and Strategy Committee. Mr. Markison joined the Board in September 2012 and was elevated to Chairman in January 2013. Mr. Markison has been a Healthcare Industry Executive for Avista Capital Partners since September 2012. Mr. Markison is a seasoned executive with more than 30 years of operational, marketing, commercial development and sales experience with international pharmaceutical companies. He is currently the Chairman of the Board and Chief Executive Officer of Osmotica Holdings, S.C.Sp., after serving as Executive Chairman of one of its predecessor companies, Vertical/Trigen Holdings, LLC. Previously, he held the position of President and Chief Executive Officer and member of the Board of Directors of Fougera Pharmaceuticals Inc., a specialty pharmaceutical company in dermatology, prior to its sale to Sandoz, the generics division of Novartis AG. Before leading Fougera, Mr. Markison was Chairman and Chief Executive Officer of King Pharmaceuticals, which he joined as Chief Operating Officer in March 2004, and was promoted to President and Chief Executive Officer later that year and elected Chairman in 2007. Prior to joining King, Mr. Markison held various senior leadership positions at Bristol-Meyers Squibb, including President of Oncology, Virology and Oncology Therapeutics Network; President of Neuroscience, Infectious Disease and Dermatology; and Senior Vice President, Operational Excellence and Productivity. Mr. Markison also serves on the Board of Directors of National Spine Centers LLC, on the Board of Directors of Braeburn Pharmaceuticals, and on the Board of Directors of Cosette Pharmaceuticals. He is also a Director of the College of New Jersey. Mr. Markison holds a Bachelor of Science degree from Iona College. Mr. Markison was chosen as a Director because of his strong commercial and operational management background and extensive experience in the pharmaceutical industry.

Mary Anne Heino has served as our President and Chief Executive Officer and as a Director since August 2015. She previously served as our Chief Operating Officer, a position she held from March 2015 until August 2015, and as our Chief Commercial Officer, a position she held from April 2013 (when she joined the Company) until March 2015. Ms. Heino brings 30 years of diverse pharmaceutical industry experience to the Board. Prior to joining Lantheus, Ms. Heino led Angelini Labopharm LLC and Labopharm USA in the roles of President and Senior Vice President of World Wide Sales and Marketing from February 2007 to March 2012. From May 2000 until February 2007, Ms. Heino served in numerous capacities at Centocor, Inc., a Johnson & Johnson (“J&J”) company. Ms. Heino began her professional career with Janssen Pharmaceutica, another J&J company, in June 1989 and worked her way up to the role of Field Sales Director in 1999. Ms. Heino received her Master in Business Administration from the Stern School of Business at New York University. She earned a Bachelor of Science in Nursing from the City University of New York and a Bachelor of Science in Biology from the State University of New York at Stony Brook. Ms. Heino currently serves on the Executive Committee of the Massachusetts Business Roundtable and the Board of MassMEDIC. Ms. Heino was chosen as a Director because of her role as President and Chief Executive Officer, which gives her an extensive understanding of our business and operations, and because of her strong commercial experience in the pharmaceutical industry.

James C. Clemmer is a Director and a member of the Audit Committee and the Compensation Committee, serving on the Board since July 2015. He is a seasoned industry executive with more than 25 years of operational, manufacturing, marketing and business development experience with global healthcare product companies. Mr. Clemmer is President, Chief Executive Officer and a Director of AngioDynamics, Inc., a medical device manufacturer based in Latham, New York. He previously served as President of the Medical Supplies segment at Covidien plc, directing strategic and day-to-day operations for global business divisions that collectively manufactured 23 different product categories. In addition, Mr. Clemmer managed global manufacturing, research and development, operational excellence, business development and all other functions associated with the Medical Supplies business. Mr. Clemmer is a graduate of the Massachusetts College of Liberal Arts. Mr. Clemmer served as a trustee to the college and as Interim President. Mr. Clemmer was chosen as a Director because of his strong commercial and operational management background and extensive experience in the healthcare industry.

Samuel Leno is a Director and the Chairperson of the Audit Committee and member of the Financing and Strategy Committee, serving on the Board since May 2012. Mr. Leno is a strategic executive with more than 40 years of experience with complex multinational companies. He most recently held the positions of Executive Vice President and Chief Operations Officer at Boston Scientific. He previously served as Executive Vice President, Finance and Information Systems and Chief Financial Officer. He retired from Boston Scientific in December 2011. Prior to joining Boston Scientific, Mr. Leno served as Executive Vice President, Finance and Corporate Services and Chief Financial Officer at Zimmer Holdings, Inc. and Chief Financial Officer positions at Arrow Electronics, Inc., Corporate Express, Inc. and Coram Healthcare. Previously, he held a variety of senior financial positions at Baxter International, Inc. and American Hospital Supply Corporation. He currently serves on the Board of Directors and as Chairman of the Audit Committee of GCM Holding Corp. He was the Chairman of the Board of Directors and of the Audit Committee of Zest Dental Solutions until it was acquired in 2018. He also previously served on the Boards of Directors and the Audit Committees of Omnicare and TomoTherapy, Inc. and served on the Board of Directors of Endotronix, Inc. Mr. Leno served as a Lieutenant in the United States Navy and is a Vietnam veteran. He holds a Bachelor of Science in Accounting from Northern Illinois University and a Master of Business Administration from Roosevelt University. Mr. Leno was chosen as a Director because of his financial expertise and industry background.

Julie McHugh is a Director and the Chairperson of the Compensation Committee, serving on the Board since January 2017. Ms. McHugh brings over 30 years of experience in the pharmaceutical, biotech and medical devices industries. She recently served as Chief Operating Officer of Endo Health Solutions, Inc., where she was responsible for the specialty pharmaceutical and generic drug businesses. Prior to that, Ms. McHugh was CEO of Nora Therapeutics, Inc., a venture capital backed biotech startup company focused on developing novel therapies for the treatment of infertility disorders. Previously, she served as Company Group Chairman for the worldwide virology business unit of J&J, and prior to that, she was President of Centocor, Inc., a J&J subsidiary. In this role, Ms. McHugh oversaw the development and launches of several products, including Remicade® (infliximab), Prezista® (darunavir) and Intelence® (etravirine). Prior to joining Centocor, Ms. McHugh led the marketing communications for gastrointestinal drug Prilosec® (omeprazole) at Astra-Merck Inc. Ms. McHugh currently serves on the Board of Directors and as a member of the Nominating and Governance Committee and Audit Committee of Aerie Pharmaceuticals, Inc., as Chairperson of the Board of Directors and as a member of the Nominating and Governance Committee and Audit Committee of Ironwood Pharmaceuticals, Inc., on the Board of Directors of New Xellia Group A/S and on the Board of Directors and as Chairperson of the Nominating and Governance Committee of Trevena Pharmaceuticals, Inc. Ms. McHugh also serves as a member of the Strategic Advisor Board for HealthCare Royalty Partners. She previously served on the Board of Directors of the Biotechnology Industry Organization, the New England Healthcare Institute, the Pennsylvania Biotechnology Association, EPIRUS Pharmaceuticals, Inc. and ViroPharma Inc. Ms. McHugh received a Master of Business Administration from St. Joseph’s University and a Bachelor of Science from Pennsylvania State University. Ms. McHugh was chosen as a Director because of her strong commercial and operational management background and extensive experience in the pharmaceutical industry.

Gary J. Pruden is a Director and a member of the Audit Committee and the Financing and Strategy Committee, serving on the Board since February 2018. Mr. Pruden has over 30 years of experience in the global healthcare industry. Most recently, Mr. Pruden held a number of senior commercial leadership positions across both the medical device and pharmaceutical sectors of J&J from 1985 until 2017. In April 2016, Mr. Pruden was appointed as a member of the Executive Committee of J&J, where his official title was Executive Vice President, Worldwide Chairman, Medical Devices. Prior to that, he held roles of increasing responsibility within J&J, serving as Worldwide Chairman in the Medical Devices division from 2015 to 2016, as Worldwide Chairman of Global Surgery Group from 2012 to 2015, as Company Group Chairman of Ethicon, Inc. from 2009 to 2012, as Worldwide President of Ethicon, Inc., a J&J subsidiary, from 2006 to 2009, and as President of the J&J subsidiary, Janssen-Ortho Inc. in Canada, from 2004 to 2006. Mr. Pruden has also served in several capacities, including Chairman of Technology & Regulatory Committee and Executive Committee Member, with the Advanced Medical Technology Association, a medical device trade association. Mr. Pruden currently serves on the Board of Directors and as a member of the Audit Committee and Compensation Committee of Motus GI Holdings, Inc. Mr. Pruden received his Bachelor of Science in Finance at Rider University, where he later served on the Board of Trustees from 2011 until 2015. Mr. Pruden was selected as a Director because of his strong financial, operational management, international and regulatory background and his extensive experience in the global pharmaceutical industry.

Kenneth J. Pucel is a Director and a member of the Compensation Committee, serving on the Board since February 2018. Mr. Pucel has been an Executive Vice President of Global Operations, Engineering & Lean, at Polaris Industries Inc. since December 1, 2014. There, Mr. Pucel is responsible for Polaris manufacturing operations, including production, quality and safety, supply chain, and logistics for Polaris. He is also responsible for Research and Development for Polaris Off-Road, On-Road, Commercial, Government and Defense vehicles, as well as for Polaris’ IT and Services organization. Previously, Mr. Pucel was with Boston Scientific, a global provider of medical solutions, where he held positions of increasing responsibility, most recently as Executive Vice President of Global Operations, Quality, Technology and Corporate Research from 2012 through 2014, and as a member of Boston Scientific’s Executive Committee from 2004 through 2014. Mr. Pucel holds a Bachelor of Science in Mechanical Engineering with a focus on Biomedical Engineering from the University of Minnesota. Mr. Pucel was selected as a Director because of his strong operational management background and extensive experience in manufacturing, supply chains, distribution and product development.

Dr. Frederick Robertson is a Director and a member of the Audit Committee and the Chairperson of the Nominating and Corporate Governance Committee, serving on the Board since March 2016. Dr. Robertson has been a Venture Partner at Baird Capital since 2011 and retired from the Anesthesiology Faculty at the University of Wisconsin School of Medicine and Public Health in 2018. Previously, Dr. Robertson held the role of Chief

Executive Officer and Director of TomoTherapy Inc. before that company was acquired in 2011. Prior to joining TomoTherapy, Dr. Robertson served in a variety of roles in the medical field, including President and Chief Executive Officer of GE Marquette Medical Systems and later as Chief Clinical Officer of GE Medical Systems, as well as management positions with Marquette Medical Systems, including President and Chief Executive Officer. He serves on the Board of Directors of the University of Wisconsin Foundation, the Morgridge Institute for Research, Alpha Source, Inc. and Zurex Pharma, Inc. Dr. Robertson is a National Association of Corporate Directors Board Leadership fellow, received his Master of Business Administration from San Diego State University and earned his M.D. from University of Wisconsin Medical School. Dr. Robertson was chosen as a Director because of his extensive experience as a physician and as an executive, board member and investor in companies across the healthcare industry.

Dr. Derace Schaffer is a Director and a member of the Compensation Committee and the Nominating and Corporate Governance Committee, serving on the Board since March 2016. Dr. Schaffer is the founder and Chief Executive Officer of The Lan Group, a venture capital firm specializing in healthcare and high technology investments. He has also been a Clinical Professor of Radiology at both the University of Rochester Medical College as well as the Weill Cornell Medical College. Additionally, he serves as a member of the Board of Directors of private companies Medical Tracking Solutions, Inc., Partners Imaging, National Spine Centers LLC and Catalyst OrthoScience LLC. Previously, Dr. Schaffer served as Vice Chairman and Chief Executive Officer of Healthcare Acquisition Corp. from April 2005 to August 2007. He has served as Chairman of several healthcare companies, including Radiologix, Inc., of which he was the founder. Prior to that, he served as Chief Executive Officer and Chairman of Ide Imaging Group, P.C. from 1980 to 2001. Dr. Schaffer held the role of director on many healthcare boards of directors, including several health systems, and has been a founder of more than two dozen companies, both public and private, over the past 30 years. Dr. Schaffer received his postgraduate radiology training at Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident, and is a member of the Alpha Omega Alpha Honor Medical Society. Dr. Schaffer was chosen as a Director because of his extensive experience as a radiologist and physician and as a serial entrepreneur, founder, executive, board member and investor in companies across the healthcare industry.

Dr. James H. Thrall is a Director and a member of the Nominating and Corporate Governance Committee, serving on the Board since February 2018. Dr. Thrall currently holds the Distinguished Juan M. Taveras Professorship of Radiology at Harvard Medical School, having also served as Chairman of the Department of Radiology at the Massachusetts General Hospital from 1988 until 2013. Previously, Dr. Thrall served as Chairman of Radiology at the Henry Ford Hospital between 1983 and 1988, where he also served as a Physician Trustee and held the position of Vice Chairman of the Board of Governors of the Henry Ford Medical Staff. Dr. Thrall is a member of the National Academy of Medicine and has served in leadership and board of directors positions at many U.S. and international medical and professional societies. Dr. Thrall received his M.D. from the University of Michigan in 1968 and trained in Radiology and Nuclear Medicine at the Walter Reed Army Medical Center, Washington, D.C. Dr. Thrall returned to the University of Michigan in 1975 and was promoted to Professor in 1981. Dr. Thrall was chosen as a Director because of his extensive experience in nuclear medicine and radiology, including in connection with imaging modalities and the development and use of innovative new technologies, including artificial intelligence.

Robert J. Marshall, Jr. joined Lantheus as Chief Financial Officer and Treasurer in September 2018. Mr. Marshall brings to the Company more than 30 years of finance experience, including in mergers and acquisitions, capital markets and investor relations. Prior to joining Lantheus, Mr. Marshall spent 16 years with Zimmer Biomet Holdings, Inc., a global medical device company with a leading position in musculoskeletal health. He held various senior leadership roles, including Vice President, Investor Relations and Corporate Treasurer, and most recently as Vice President, Americas Finance, for the U.S., Canadian and Latin American commercial markets. Prior to Zimmer Biomet, Mr. Marshall was employed with Brown & Williamson Tobacco, a subsidiary of British American Tobacco, p.l.c., in Louisville, Kentucky, where he held several positions of increasing responsibility. Mr. Marshall holds a Master of Business Administration from Indiana University, South Bend, and a Bachelor of Business Administration in Finance from the University of Notre Dame. He also holds the CFA designation.

John Bolla has served as our Chief Operations Officer since March 2019, having joined Lantheus as Senior Vice President of Technical Operations in May 2018. In this role, he is responsible for leading the company’s supply chain, manufacturing, operations, engineering and facilities functions. He brings to the role more than 23 years of diverse supply chain, operations and manufacturing experience in the pharmaceutical industry. Prior to joining Lantheus, Mr. Bolla spent 20 years at GlaxoSmithKline plc (“GSK”), a global branded pharmaceutical company. He held various senior leadership roles, including Vice President, Supply Chain, North America, where he was responsible for leading all manufacturing, supply planning, logistics and distribution for GSK’s largest global market. He also held senior roles as Vice President and Site General Manager for a large GSK manufacturing facility in the U.S., as well as Vice President and Global Head of External Supply and Global Contract Manufacturing. He has also served in multiple senior Procurement leadership roles at GSK. Mr. Bolla holds a Bachelor of Science in Business Administration/Accounting from The University of Central Florida.

Paul Blanchfield joined Lantheus as Chief Commercial Officer in January 2019. Prior to Lantheus, Mr. Blanchfield served as the Head of the U.S. Immunology Business Unit at Takeda Pharmaceutical Co., managing a multi-billion dollar P&L covering multiple rare diseases products. Prior to his time at Takeda, Mr. Blanchfield served in several different roles at Shire Plc across almost 6 years, including as the Head of U.S. Immunology, General Manager of Nordic-Baltics, Head of Corporate Strategy, and Chief of Staff to the CEO. In his time at Shire, Mr. Blanchfield launched multiple products, worked across nine different countries, oversaw a restructuring to increase commercial focus and reduce costs, and led efforts in M&A, corporate defense, integration, and long-term corporate and portfolio strategy. Prior to his time at Shire, Mr. Blanchfield worked at McKinsey & Company for 5 years, where he focused on health care, marketing, and sales. Mr. Blanchfield earned an MBA / MA in Education from Stanford University and an AB in Economics from Duke University.

Dr. Istvan Molnar joined Lantheus as Chief Medical Officer in January 2019. Dr. Molnar is an oncologist with over 12 years of experience in the pharmaceutical industry and the development of early-, mid- and late-stage oncology drugs. Most recently, Dr. Molnar served as Chief Medical Officer of Fusion Pharmaceuticals, a clinical-stage biopharmaceutical company developing targeted alpha-particle radiotherapeutics for the treatment of cancer. Previously, he served as Vice President of Development at Merrimack Pharmaceuticals for 3 years, where he was responsible for development in the liposomal franchise. Prior to his role at Merrimack, Dr. Molnar worked at Bayer HealthCare for almost 7 years, serving in several roles, including Deputy Director of Global Medical Affairs, Director of Global Medical Affairs, Director of Clinical Development/Global Clinical Lead. Before starting his career in the pharmaceutical industry, Dr. Molnar practiced medicine as an internist for 3 years. After completing his fellowship in hematology and oncology at the Wake Forest University School of Medicine, Dr. Molnar became an Assistant Professor at the University, focusing on the care of patients with hematological malignancies for 5 years. Dr. Molnar earned his MD from Semmelweis Medical School in Budapest and achieved board certification in the United States in internal medicine, hematology and oncology.

Michael P. Duffy has served as our Senior Vice President, Law and Public Policy since 2018, as our Senior Vice President, Strategy and Business Development from October 2015 to 2018 and as our General Counsel since January 2008. From 2002 to 2008, he served as Senior Vice President, General Counsel and Secretary of Point Therapeutics, Inc., a Boston-based biopharmaceutical company. Between 1999 and 2001, Mr. Duffy served as Senior Vice President, General Counsel and Secretary of Digital Broadband Communications, Inc., a competitive local exchange carrier. From 1996 to 1999, Mr. Duffy served as Senior Vice President, General Counsel and Secretary of ETC w/tci, a sub-portfolio of TCI Ventures, Inc./Liberty Media Corporation. Mr. Duffy began his legal career with the law firm Ropes & Gray and holds law degrees from the University of Pennsylvania and Oxford University and a Bachelor of Arts degree in History of Science from Harvard College. From 2013 to 2015, Mr. Duffy also served as the Chairman of the Board of Directors of CORAR, the Council on Radionuclides and Radiopharmaceuticals, Inc., a trade association for the radiopharmaceutical industry, and currently serves as a director of that organization.

Etienne Montagut joined Lantheus as Senior Vice President, Corporate Development in September 2018. Mr. Montagut brings to the Company more than 20 years of commercial, portfolio management and business development and licensing experience. Prior to joining Lantheus, Mr. Montagut spent the last six years with GE Healthcare, part of the General Electric family of companies, and a leading provider of medical imaging, monitoring, biomanufacturing, and cell and gene therapy technologies. He held various senior leadership roles at GE Healthcare, including General Manager, Global SPECT Portfolio & Director of Cardiology, Executive, Global Product Leader SPECT Neurology & Cardiology, and most recently as Executive, General Manager Molecular Imaging Greater China. Prior to GE Healthcare, from 2000 to 2012, Mr. Montagut worked at Ipsen, a global specialty-driven biopharmaceutical group focused on innovation and specialty care. While at Ipsen, Mr. Montagut held both commercial and corporate positions, including Corporate Commercial Development, Business Development & Licensing and Portfolio Management. Mr. Montagut holds a Master of Business Administration from Imperial College, London, and a Master of Business Intelligence from EGE in Paris.

Carol Walker has served as our Senior Vice President, Quality since April 2018, having previously served as our as our Vice President, Quality since February 2015. Ms. Walker brings more than 30 years of industry experience in quality and medical technology primarily in the medical device area. Prior to joining Lantheus, Ms. Walker served as Vice President of Quality for Intelligent Medical Devices, Inc. from 2012 to 2015. Previously she held a number of successive Quality management roles at Siemens Healthcare Diagnostics (formerly Bayer Healthcare Diagnostics), including Vice President, Quality Assurance from 2007 to 2011 and Director, Quality Assurance from 2001 to 2007. Ms. Walker received a Bachelor of Science degree in Medical Technology from the Rochester Institute of Technology.

Board of Directors and Committees

The Board is responsible for overseeing the management of our business and is currently comprised of ten directors, each of whom is elected to serve in his or her position until his or her next election and until his or her successors are duly elected and qualified.

Our Charter divides the Board into three classes, with one class being elected at each Annual Meeting of Stockholders. Each director serves a three-year term, with terms staggered according to class.

The current members of the Board and the committees of the Board, each director’s class, date of Board appointment and the term of appointment are shown in the table below:

Name	Director Since	Board of Directors	Class	Expiration of Term at Annual Meeting of Stockholders	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance and Strategy Committee

Brian Markison	Sept. 2012	Chair	III	2021				Chair

Mary Anne Heino	Aug. 2015	Member	I	2022

James Clemmer	July 2015	Member	II	2020	Member	Member

Samuel Leno	May 2012	Member	I	2022	Chair			Member

Julie McHugh	Jan. 2017	Member	II	2020		Chair

Gary Pruden	Feb. 2018	Member	III	2021	Member			Member

Kenneth Pucel	Feb. 2018	Member	III	2021		Member

Dr. Frederick Robertson	Mar. 2016	Member	II	2020	Member		Chair

Dr. Derace Schaffer	Mar. 2016	Member	I	2022		Member	Member

Dr. James Thrall	Feb. 2018	Member	III	2021			Member

Board of Directors and Committee Meetings; Annual Meeting Attendance

In 2019, the Board held seventeen meetings and acted by written consent in lieu of a meeting one time, the Audit Committee held seven meetings, the Compensation Committee held five meetings, the Nominating and

Corporate Governance Committee held four meetings and the Finance and Strategy Committee held eight meetings. During 2019, each director attended at least 75% of the total number of meetings held by the Board and those of its committees on which that director served, except for Mr. Clemmer, who had, on a couple of occasions, a conflicting schedule of board of directors and committee meetings for the public company at which he serves as a director and chief executive officer. The non-employee directors of the Company meet in executive session without management present at the end of most meetings of the Board. Under the Corporate Governance Guidelines and Principles adopted by the Board, the independent Chairperson of the Board presides at those executive sessions, and those executive sessions must occur no less frequently than twice per year.

We have no formal policy with respect to director attendance at our Annual Meetings of Stockholders, however, we encourage all directors to attend. All but one of our then-serving directors attended the 2019 Annual Meeting of Stockholders.

Director Independence

Nine out of ten members of the Board are independent directors. In addition, the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are each comprised entirely of directors meeting the requirements of the Sarbanes-Oxley Act and the Nasdaq audit, compensation and nominating and corporate governance committee independence requirements, as applicable.

The Board has reviewed its composition, the composition of its committees and the independence of each director and considered whether any director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. The Board has affirmatively determined that each of Messrs. Markison, Clemmer, Leno, Pruden and Pucel, Ms. McHugh and Drs. Robertson, Schaffer and Thrall is an “independent director” under the Nasdaq rules and Exchange Act Rule 10A-3(b)(1) and that none of those directors has relationships with the Company that would interfere with that director’s exercise of independent judgment in carrying out his or her responsibilities as a director of the Company.

Board of Directors Leadership Structure and Over-Boarding Policy

Under our Corporate Governance Guidelines and Principles, the Board currently requires the separation of the offices of the Chairperson of the Board and the Company’s Chief Executive Officer (“CEO”). The Board periodically reviews its leadership structure and may make changes in the future.

Also under our Corporate Governance Guidelines and Principles, the Board currently prohibits a director from serving on more than five total public company boards (including our Board) and, if the director is the chief executive officer of a public company, then he or she may serve on no more than two other public company boards (other than his or her own).

Our written Corporate Governance Guidelines and Principles adopted by the Board are available in the Corporate Governance section of our Investor Relations website at http://investor.lantheus.com.

Board of Directors Role in Risk Oversight

The Company’s management is primarily responsible for the day-to-day management of the Company. However, the Board believes that oversight of risk management is one of its fundamental responsibilities and has delegated to its committees oversight and management of specific risks, which those committees report to the Board. The Audit Committee is primarily responsible for oversight of the quality and integrity of the Company’s financial reporting process, internal controls over financial reporting, compliance programs, enterprise risk management and information technology systems, processes and data, including physical security and cybersecurity. The Compensation Committee is responsible for reviewing compensation-related risks and non-CEO senior management succession planning. The Nominating and Corporate Governance Committee is responsible for oversight of CEO succession planning, the Company’s corporate governance and environmental, social and governance initiatives. The Financing and Strategy Committee is responsible for oversight of the Company’s capital structure and transactional-related risks. Management regularly reports to the Board and its committees on the risks that the Company may face and the steps that management is taking to mitigate those risks.

The Audit Committee is also responsible for reviewing and discussing with our management our policies and processes relating to risk assessment and risk management. With respect to cybersecurity risks, the Company has invested and continues to invest in new information and cybersecurity services and technologies and provides employee awareness training around phishing, malware and other cybersecurity risks, all in a manner reasonably intended to protect the Company against cybersecurity risks and security breaches.

Board of Directors Committees

The Board has the authority to appoint committees to perform certain management and administrative functions. Currently, the Board has four committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Financing and Strategy Committee. The Board has adopted written charter for each committee, copies of which are available on the Corporate Governance section of our Investor Relations website at http://investor.lantheus.com.

Audit Committee

The primary purpose of the Audit Committee is to assist the Board in overseeing:

•	the integrity of our financial statements;

•	our systems of internal control over financial reporting and disclosure controls and procedures;

•	our independent auditors’ qualifications, engagement, compensation and independence;

•	the performance of our independent auditors and our internal audit function;

•	our legal and regulatory compliance, assessment and management of enterprise risk, our “see something, say something” ethics and compliance philosophy and our whistleblower hotline and website;

•	the Company’s information technology systems, processes and data, including physical security and cybersecurity; and

•	our related person transaction policy.

The Audit Committee is currently composed of Messrs. Leno, Clemmer and Pruden and Dr. Robertson, and Mr. Leno serves as the Chairperson. The Board has affirmatively determined that each of the current members of the Audit Committee meets the definition of “independent director” for the purposes of serving on the Audit Committee under the SEC and Nasdaq rules and has “financial sophistication” as defined under the Nasdaq rules. In addition, the Board has determined that Mr. Leno meets the definition of “Audit Committee Financial Expert,” as that term is defined by the SEC in Item 407(d)(5) of Regulation S-K.

Pursuant to its charter, the Audit Committee may delegate its responsibilities to a subcommittee so long as that subcommittee is solely comprised of one or more members of the Audit Committee.

Compensation Committee

The primary purpose of the Compensation Committee is to assist the Board in overseeing:

•	our management compensation policies and practices;

•	the determination and approval of the compensation of our executive officers and other members of senior management;

•	the administration of our equity and cash incentive compensation plans; and

•	the succession planning for senior management (other than the CEO).

The Compensation Committee is currently composed of Ms. McHugh, Messrs. Clemmer and Pucel and Dr. Schaffer, and Ms. McHugh serves as the Chairperson. The Board has affirmatively determined that each of the current members of the Compensation Committee meets the definition of “independent director” for purposes of serving on the Compensation Committee under SEC and Nasdaq rules.

Pursuant to its charter, the Compensation Committee may delegate its responsibilities to a subcommittee so long as that subcommittee is solely comprised of one or more members of the Compensation Committee, and may, as permitted by law, delegate its responsibilities to management, employees and other persons.

Nominating and Corporate Governance Committee

The primary purpose of the Nominating and Corporate Governance Committee is to:

•	oversee our corporate governance guidelines and principles;

•	review the overall corporate governance of the Company and recommend to the Board improvements when necessary;

•	identify and recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board;

•	the succession planning for the CEO;

•	oversee our environmental, social and governance initiatives; and

•	assist the Board in overseeing our policies and procedures for the receipt of stockholder suggestions regarding Board compensation and recommendations of the Board.

The Nominating and Corporate Governance Committee is currently comprised of Drs. Robertson, Schaffer and Thrall, and Dr. Robertson serves as the Chairperson. The Board has affirmatively determined that that each of the current members of the Nominating and Corporate Governance Committee meets the definition of “independent director” for purposes of serving on the Nominating and Corporate Governance Committee under SEC and Nasdaq rules.

Pursuant to its charter, the Nominating and Corporate Governance Committee may delegate its responsibilities to a subcommittee so long as that subcommittee is solely comprised of one or more members of the Nominating and Corporate Governance Committee.

Financing and Strategy Committee

The primary purpose of the Financing and Strategy Committee is to:

•	oversee and make recommendations to the Board about the strategic plan of the Company;

•	review and make recommendations to the Board about strategic transactions;

•	oversee the financing activities of the Company; and

•	review and make recommendations to the Board about the financing plans, strategies and instruments of the Company.

The Financing and Strategy Committee is currently composed of Messrs. Markison, Leno and Pruden, and Mr. Markison serves as the Chairperson.

Code of Ethics

We have codes of business conduct and ethics that are applicable to all of our employees, including our principal executive, financial and accounting officers and our controller, or persons performing similar functions, and all of the non-employee directors on the Board. Our Company Code of Conduct and Ethics and our Supplemental Code of Ethics are available on the Corporate Governance section of our Investor Relations website at http://investor.lantheus.com. We intend to provide any required disclosure of any amendment to or waiver from any code that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions to the extent required by law, on the Corporate Governance section of our Investor Relations website.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

Board of Directors and Committee Evaluations

Each year, our Board and each of its committees conduct self-evaluations to evaluate their performance and effectiveness. The Nominating and Corporate Governance Committee recommends to the Board the methodology for those evaluations and oversees their administration. Each member of the Board completes a comprehensive questionnaire to assess that member’s own performance and skill set and the performance of the Board and any committee on which that member serves. The questionnaire seeks answers to questions based both on numerical ratings and qualitative comments. The collective comments and ratings are compiled for and reviewed by the Chairperson of the Nominating and Corporate Governance Committee and then discussed with that Committee and the Board.

Board Composition

We believe that our Board members have the experience and skills necessary to enable the Company to set and pursue its strategic goals, and the following summarizes key information as of the date of this proxy statement relating to the composition of our Board:

Director Nomination Process and Diversity Policy

Each year, the Nominating and Corporate Governance Committee recommends, and the Board proposes, a slate of director nominees to stockholders for election at the Annual Meeting of Stockholders. Stockholders may also nominate directors, as described below.

The Board recognizes the value of appointing individual directors who bring a variety of diverse viewpoints, backgrounds, skills, experiences and expertise to the Board. The Board believes that having a diverse board of directors fosters more productive and beneficial discussions and decision-making processes in support of the Company’s strategic objectives. The Board has adopted a formal diversity policy, a copy of which is available on the Corporate Governance section of our Investor Relations website at http://investor.lantheus.com. Pursuant to our diversity policy, the Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending to the full Board for approval, potential director candidates. In selecting director candidates, the Nominating and Corporate Governance Committee considers a range of matters of diversity, including race, gender, ethnicity, culture, thought, geography, education and competencies, with the goal of having a Board, which as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise. The Nominating and Corporate Governance Committee also considers the results of the Board and committee self-evaluations described above, in making its nomination recommendations.

The Nominating and Corporate Governance Committee values the input of stockholders in identifying director candidates. The Nominating and Corporate Governance Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Nominating and Corporate Governance Committee, directors and members of management. The stockholder making the recommendation must follow the procedures and provide the information set forth in our amended and restated bylaws.

Stockholders may submit recommendations by providing the person’s name and appropriate background and biographical information by writing to the attention of the Nominating and Corporate Governance Committee at Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862, Attention: Corporate Secretary. Stockholder nominations may be made at any time. However, in order for a candidate to be included in the slate of director nominees for approval by stockholders in connection with a meeting of stockholders and for information about the candidate to be included in the Company’s proxy materials for such a meeting, the stockholder must submit the information required by our amended and restated bylaws and other information reasonably requested by the Company within the timeframe described in our amended and restated bylaws under “Additional Information—Procedures for Submitting Stockholder Proposals.”

Communication with the Board of Directors

Any stockholder or other interested parties who would like to communicate with the Board or any of its committees, the independent directors as a group or any specific member or members of the Board should send those communications to Lantheus Holdings, Inc., 331 Treble Cove Rd., North Billerica, MA 01862, Attention: Corporate Secretary. Communications should specifically indicate for which member or members of the Board or any of its committees the communication is intended. Those communications will generally be forwarded to the intended recipients. However, our Corporate Secretary may, in his sole discretion, decline to forward any communications that are inappropriate.

DIRECTOR COMPENSATION

For 2019, each of our non-employee directors was eligible to receive the following annual compensation in cash (which is paid quarterly in advance and prorated for partial periods of service) and equity grants for services as a director and, as applicable, Board committee member:

Board / Committee	Member	Chair	Grant Date Fair Value of Annual Equity Grant

Board of Directors	$50,000	$112,500	$125,000

Audit Committee	$10,000	$20,000	—

Compensation Committee	$7,500	$15,000	—

Nominating and Corporate Governance Committee	$5,000	$10,000	—

Finance and Strategy Committee	$5,000	$7,500	—

Non-employee directors are also entitled to reimbursement for out-of-pocket expenses incurred in connection with rendering those services for so long as they serve as directors.

The Compensation Committee engages Pearl Meyer to review the Company’s non-employee director compensation program every other year, with the most recent review occurring at the beginning of 2019. The review covers the levels of cash and equity compensation that are provided to non-employee directors, as well as the overall structure of the program, against the same peer group of public companies used for executive compensation benchmarking purposes. Pearl Meyer makes recommendations to the Compensation Committee for consideration, and the Compensation Committee shares the recommendation with the Nominating and Corporate Governance Committee for recommendation of any changes to the non-employee director compensation program for the Board’s approval. After reviewing the results of a compensation study prepared by Pearl Meyer, the Compensation Committee and Nominating and Corporate Governance Committee recommended, and the Board approved, an increase to the annual fee for each member of the Nominating and Corporate Governance Committee from $4,000 to $5,000 for 2019.

Directors who are employees of the Company (i.e., our CEO) do not receive separate or additional compensation for their services as directors or committee members.

Consistent with 2018, in 2019, each non-employee director was granted an annual equity award with a grant date fair value of $125,000, which was made in the form of time-based restricted stock units (“RSUs”). In 2019, each non-employee director was granted 5,353 RSUs under our 2015 Equity Incentive Plan. These 2019 awards vested in full on February 26, 2020. On March 3, 2020, each non-employee director was granted 8,095 RSUs under our 2015 Equity Incentive Plan. These 2020 annual equity awards will vest in full on March 3, 2021, generally subject to continued service through that date. In the event a non-employee director’s service ceases as a result of (i) the Board Restructuring or (ii) the Board’s composition as contemplated by the Progenics Acquisition, then a prorata portion of the 2020 annual equity award granted to the non-employee director will vest in connection with such termination.

All non-employee directors are subject to the Company’s Stock Ownership and Retention Guidelines described below, which require each director to hold Shares valued at an amount equal to three times the annual cash retainer received for Board services (excluding committee and chair retainers). Until a non-employee director achieves his or her required ownership level, he or she is required to retain 50% of all after-tax Shares issued upon (i) the exercise of any vested Company stock option award (calculated on a net exercise basis) or (ii) the vesting of any other equity award (such as the RSAs, RSUs, PSAs and PSUs) granted in or after 2019. Our non-employee directors are required to comply with the Stock Ownership and Retention Guidelines within five years of when the Stock Ownership and Retention Guidelines first apply to them. As of December 31, 2019, Messrs. Markison, Clemmer, Leno and Pucel, Ms. McHugh and Drs. Robertson and Schaffer each had already achieved the requirements under the stock ownership guidelines.

In addition, all directors are subject to the prohibitions on transacting in Company securities described under “Short Term Trading, Hedging and Pledging Prohibition.”

The following table shows compensation paid to the individuals who served as our non-employee directors in 2019:

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Total

Brian Markison(3)	$120,000	$124,993	$244,993

James C. Clemmer(4)	$67,500	$124,993	$192,493

Samuel Leno(5)	$75,000	$124,993	$199,993

Julie McHugh(6)	$65,000	$124,993	$189,993

Gary Pruden(7)	$65,000	$124,993	$189,993

Kenneth Pucel(8)	$57,500	$124,993	$182,493

Dr. Frederick Robertson(9)	$70,000	$124,993	$194,993

Dr. Derace Schaffer(10)	$62,500	$124,993	$187,493

Dr. James Thrall(11)	$55,000	$124,993	$179,993

(1)

Ms. Heino does not receive any additional compensation for her service as a director and is not listed in the table above. For information regarding Ms. Heino’s 2019 compensation, see the Summary Compensation Table below.

(2)

The amounts in the stock awards column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of RSUs granted in 2019, excluding the effect of estimated forfeitures. The aggregate grant date fair value of RSUs is measured based on the closing fair market value of a share of our common stock on the date of grant, multiplied by the number of Shares subject to the award granted. This grant date fair value does not necessarily correspond to the actual value that will ultimately be realized by each director, which will likely vary based on a number of factors, including our financial performance, stock price fluctuations and applicable vesting.

(3)	On February 26, 2019, Mr. Markison was granted 5,353 RSUs. As of December 31, 2019, Mr. Markison held (a) 5,353 unvested RSUs and (b) vested options to purchase 58,913 Shares.
(4)	On February 26, 2019, Mr. Clemmer was granted 5,353 RSUs. As of December 31, 2019, Mr. Clemmer held (a) 5,353 unvested RSUs and (b) vested options to purchase 6,993 Shares.
(5)	On February 26, 2019, Mr. Leno was granted 5,353 RSUs. As of December 31, 2019, Mr. Leno held (a) 5,353 unvested RSUs and (b) vested options to purchase 33,871 Shares.
(6)	On February 26, 2019, Ms. McHugh was granted 5,353 RSUs. As of December 31, 2019, Ms. McHugh held 5,353 unvested RSUs.
(7)	On February 26, 2019, Mr. Pruden was granted 5,353 RSUs. As of December 31, 2019, Mr. Pruden held 5,353 unvested RSUs.
(8)	On February 26, 2019, Mr. Pucel was granted 5,353 RSUs. As of December 31, 2019, Mr. Pucel held 5,353 unvested RSUs.
(9)	On February 26, 2019, Dr. Robertson was granted 5,353 RSUs. As of December 31, 2019, Dr. Robertson held 5,353 unvested RSUs.
(10)	On February 26, 2019, Dr. Schaffer was granted 5,353 RSUs. As of December 31, 2019, Dr. Schaffer held 5,353 unvested RSUs.
(11)	On February 26, 2019, Dr. Thrall was granted 5,353 RSUs. As of December 31, 2019, Dr. Thrall held 5,353 unvested RSUs.

CORPORATE RESPONSIBILITY

Our diagnostic imaging agents and products were used in over 5 million imaging procedures in 2019, providing healthcare professionals improved diagnostic information which enabled them to better detect and characterize, or rule out, disease, potentially improving patient outcomes, reducing patient risk, and limiting overall costs for payers and the entire healthcare system. In alignment with the value we bring to our customers and their patients, we believe that conducting our business by sustaining the environment, supporting our local communities, embracing diversity and inclusion, and adhering to a strong culture of compliance and ethics will positively impact our customers, stockholders, employees, community and the environment. We believe these types of initiatives will support profitable and responsible growth for our stockholders, and we are committed to stewarding the trust that stockholders place in us consistent with these values.

The following highlights some key accomplishments and initiatives consistent with our environmental, social and governance (“ESG”) goals and responsibilities.

Environmental

As a manufacturer and distributor of radioactive and other pharmaceutical products, we operate a highly regulated business in which we are acutely aware of our impact on the environment and the safety of our employees, customers, patients, and neighbors. To that end, among other things:

•

We maintain a staff of 12 Environmental, Health and Safety (“EHS”) professionals, including Health Physicists and Occupational Health providers who design, implement and monitor safety policies and procedures to support risk reduction and accident prevention to protect our employees, customers, patients and neighbors;

•	We actively monitor stack and waste water discharges and implement reduction principles as required by our license conditions and Federal, State and local environmental laws;

•	We manage all regulated wastes in accordance with license conditions and with all Federal and State regulations;

•	We incorporate recycling programs in accordance with State regulations; and

•	We dispose of electronic waste in accordance with Federal and State regulations.

In 2020, we intend to take the following actions:

•	Implement further measures to monitor and reduce solid waste, energy and water usage, waste water discharge and greenhouse gas emissions; and

•	Adopt and implement a Vendor Code of Conduct containing, among other things, certain environmental undertakings, all with appropriate audit rights.

Social

We believe that supporting the local community and instilling a diverse, inclusive, ethical and compliant culture will make us an employer of choice, maintain good standing with regulatory authorities and customers and benefit stockholders in the long run. To that end, among other things:

•

We have a Board Diversity Policy, with 20% female representation on our Board, which has earned us recognition as a Winning “W” company from 2020 Women on Boards, a global educational, public awareness and advocacy campaign;

•	We have a female CEO, 43% of our Vice Presidents and above are women, and 39% of our employees director-level and above are women;

•	We require recruiters working with us to present candidates in the spirit of diversity and inclusion;

•

We outsource our office trash collection and mail delivery to the Valley Collaborative, a local organization that gives educational and employment opportunities to disadvantaged and disabled young adults;

•

We are the largest sponsor of United Way of Massachusetts Bay of Merrimack Valley in its Summer Experiences of Greater Lowell program, and our CEO is being recognized as an honoree for 2020 by that organization;

•	We are active participants in the American Heart Association Heart Walk and are a sponsor of the Hospital Challenge;

•	We participate in a number of local community groups and regularly sponsor Billerica Fire Department Emergency Preparedness training events;

•	We have an active EHS department that closely tracks occupational health and safety, including OSHA reportable injuries and near misses;

•

We have a strong Quality culture (Quality is one of our six core values) and, in 2019, we had no adverse findings on inspections/audits and no recalls, and we have a strong historic record of no or minimal inspection/audit findings;

•

We have a strong Compliance culture (Compliance is also one of our core values) with annual mandatory Company-wide training that includes anti-bribery/anti-corruption rules, insider trading prohibitions, confidentiality obligations, as well as specialized training in healthcare industry marketing practices. We also have a formal Ethics and Compliance Committee that develops, implements and oversees our ethics and compliance programs;

•	We have an externally administered whistleblower hotline and website that is prominently advertised to our employees, and a whistleblower’s anonymity is protected, if so requested;

•	We have an appropriate information technology and cybersecurity strategy with robust data security hardware and software and continued company-wide training on data security matters; and

•	We regularly disclose any conflict minerals that may be in our supply chain, as required by SEC regulations.

In 2020, we intend to take the following actions:

•	Expand our internal training, professional development and employee engagement programs;

•

Explore entering into more commercial arrangements with minority-owned, female-owned and other diverse businesses and organizations (including those owned or operated by Veterans and Disabled Veterans) that appropriately reflect the communities in which we operate and the customer base we serve;

•	Enhance our Corporate Mission Statement with reference to our multiple stakeholders and constituencies; and

•

Adopt and implement a Vendor Code of Conduct containing, among other things, certain affirmative and negative undertakings in connection with anti-bribery/anti-corruption rules, insider trading, confidentiality, diversity, discrimination (based on gender, race, disability, ethnicity, nationality, religion, sexual orientation, or gender identity or expression), child labor, forced labor, human trafficking, slavery and conflict minerals, all with appropriate audit rights.

Governance

We take our corporate governance responsibilities seriously and, in addition to the measures described in this proxy statement:

•	Our Nominating and Governance Committee has primary Board responsibility for ESG-related issues and regularly interacts with our CEO on relevant issues;

•

Our Compensation Committee has primary responsibility for executive compensation, and our pay practices are closely linked to Company and individual performance and reward appropriate but not excessive risk-taking;

•	We have a publicly disclosed Company Code of Conduct and Ethics under which we did not grant any waivers in 2019; and

•	Our Ethics and Compliance Committee has inter-departmental responsibility for monitoring compliance with our Code of Conduct and Ethics and advancing ESG projects.

In 2020, we expect to:

•

Publicly disclose information on the use of corporate funds for purposes of political advocacy, including lobbying, campaign contributions, and contributions to tax-exempt groups, including trade associations.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on the approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Our executive compensation program is designed to:

•	enable us to attract, motivate and retain the level of successful, qualified executive leadership talent necessary to achieve our long-term goals;

•	align the economic interests of our executives with those of our stockholders;

•	reward Company and individual performance; and

•	be well understood and perceived as fundamentally fair to all stakeholders, including participants and stockholders.

Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly tied to the achievement of strategic, operational and corporate performance goals, as well as our relative performance against comparable companies.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving the goals of our executive compensation program.

For the reasons discussed above, the Board of Directors unanimously recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of Lantheus Holdings, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

Vote Required

Although the “say on pay” vote we are asking you to cast is non-binding, the Board and Compensation Committee value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our named executive officers. The resolution will be approved, on an advisory basis, if the votes cast FOR exceed the votes cast AGAINST the proposal. Abstentions and broker non-votes will have no effect on the voting of this proposal. We expect to hold an advisory vote to approve the compensation of our named executive officers annually until the next advisory vote on the frequency of such advisory votes, which will occur no later than our 2026 Annual Meeting of Stockholders.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF

THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS,

AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL,

UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF NAMED EXECUTIVE OFFICER COMPENSATION ADVISORY VOTES

We are seeking your advisory vote as required by the Exchange Act on how frequently we should have “say on pay” votes in the future. Stockholders may vote whether to hold “say on pay” votes every one, two or three years. We will consider the interval selected by the highest number of votes cast to be the recommendation of the stockholders. Because your vote is advisory, it will not be binding on the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when determining the frequency of the Company’s “say on pay” votes.

The Board believes at this time that “say on pay” votes should be held every year.

Vote Required

Although this advisory vote on frequency is not binding, the Board and Compensation Committee value the views of our stockholders as to what is an appropriate frequency for advisory “say on pay” votes, and welcome the stockholders’ recommendation on this proposal. If a plurality of votes is cast in favor of an interval other than one year, the Board intends to consider that alternative frequency prior to determining the frequency for “say on pay” votes to be submitted to stockholders in the future.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

YOU VOTE FOR THE ONE-YEAR OPTION IN PROPOSAL 3

AS THE FREQUENCY FOR THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION,

AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL,

UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Discussion and Analysis section of this proxy statement describes the compensation awarded to and earned by our named executive officers (“NEOs”) for 2019 and provides our stockholders with an explanation of our executive compensation program, the decisions made by our Compensation Committee during 2019 relating to that program and other relevant information.

Our NEOs for the year ended December 31, 2019 were:

Name	Title

Mary Anne Heino	President and Chief Executive Officer

Robert J. Marshall, Jr.	Chief Financial Officer

John Bolla	Chief Operations Officer(1)

Michael P. Duffy	Senior Vice President, Law and Public Policy and General Counsel

Simon Robinson, Ph.D.	Senior Vice President, Research and Pharmaceutical Development

Cesare Orlandi, M.D.	Former Chief Medical Officer(2)

(1)	Mr. Bolla was promoted from Senior Vice President, Technical Operations, to Chief Operations Officer on March 25, 2019.
(2)	Dr. Orlandi’s separation from the Company was effective as of September 2, 2019.

Executive Summary	Philosophy & Program	Process	Decisions	Other

The Executive Summary below provides an overview of our business, performance highlights, key compensation-related decisions made in the most recent year, and governance highlights.

Business Summary and Performance Highlights

Lantheus is a global leader in the field of medical imaging. We develop, manufacture and commercialize essential diagnostic imaging agents and products that help healthcare professionals identify disease and improve patient treatment and care. Our pioneering products assist physicians in the diagnosis of conditions affecting the heart, brain, lungs and other organs using echocardiography and nuclear imaging. We achieved numerous financial and strategic goals in 2019 that we believe align with our long-term goal of creating stockholder value.

2019 was a strong year for us, and we continued to deliver strong stockholder returns and achieved many important strategic advancements. An illustration of our total shareholder return against our peer group index, the Russell 2000 index, and the NASDAQ Small Cap Index for the one- and three-year periods ending December 31, 2019 and since our IPO on June 25, 2015, and a summary of some of our performance highlights for 2019, are below.

Full Year 2019 Financial Performance(1)	2019 Strategic Accomplishments

•   Fully diluted Net Income Per Share of $0.79 and fully diluted Adjusted Earnings Per Share of $1.17

•   Revenue of $347.3 million, despite decrease in TechneLite sales due to recurrent molybdenum-99 supply shortages throughout 2019, which required nimble supply chain execution and customer management

•   Robust DEFINITY sales growth of 18.8%

•   Strong Net Cash Provided by Operating Activities of $80.4 million and Free Cash Flow of $58.3 million

•   Refinanced our credit facility, reducing the outstanding debt balance and interest expense, while increasing overall liquidity

•   Signed a merger agreement to acquire Progenics, which, if approved by the stockholders of both companies in 2020, would create a combined company with a robust portfolio and pipeline of precision diagnostic and therapeutic products

•   Expanded a microbubble franchise through collaborations with Cerevast Medical and CarThera

•   Established a pharmaceutical services business through a strategic collaboration and license with NanoMab Technology Limited for its NM-01 biomarker

•   Completed construction and most of the qualification work for our internal manufacturing facility

(1)

The Company uses non-GAAP financial measures, such as fully diluted Adjusted Earnings Per Share and Free Cash Flow in its communications with investors. We believe that the presentation of these measures provides useful information to investors and may assist investors in evaluating the Company’s operations. However, these measures may exclude items that may be highly variable, difficult to predict and/or of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. We use these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in the press release furnished to the SEC pursuant to a Form 8-K filed on February 25, 2020 and related information available in the Investor Relations section of our website located at http://investor.lantheus.com.

Key Compensation Decisions and Actions

The following is a summary of key decisions and actions regarding executive compensation in 2019 and early 2020. These decisions were guided by our business needs, compensation philosophy, performance, and governance framework.

Compensation Area	Highlights
Cash Compensation

•  Approved in February 2019 base salary increases for our NEOs, effective as of April 1, 2019, to keep pace with the competitive market and/or recognize individual performance and contributions

•  Increased the 2019 bonus target (expressed as a percent of base salary) for John Bolla in light of his additional responsibilities in his new role as Chief Operations Officer and maintained all other NEO 2019 bonus targets at the same level as 2018

•  Designed a new annual bonus plan with bonuses based on a balance of revenue, earnings and cash flow metrics

•  Paid bonuses to our NEOs reflecting a corporate performance factor of 109.2% of target, and varying individual performance factors

Equity Compensation

•  Changed practice to utilize RSUs and performance-based RSUs (“PSUs”), as opposed to time-based restricted stock awards (“RSAs”) and performance-based RSAs (“PSAs”)

•  Granted equity awards to our NEOs in February 2019 consisting of RSUs and PSUs

•  Determined the annual results (relating to 2019 Revenue and Adjusted EBITDA) pertaining to the final two tranches of our 2017 PSA awards, which resulted in 104.4% of the target number of Shares subject to such awards becoming eligible to vest

•  Received stockholder approval of an amendment to our 2015 Equity Incentive Plan to increase the number of shares available for grants to participants

Process / Governance

•  Implemented Stock Ownership and Retention Guidelines applicable to non-employee directors and executive officers

•  Entered into new severance and “double trigger” change of control agreements with our NEOs

•  Reconfigured our annual Compensation Committee calendar of activities

•  Reviewed the Compensation Committee Charter

•  Updated our peer group of comparable companies for 2020 compensation planning purposes

•  Re-engaged Pearl Meyer as the Compensation Committee’s independent advisor

Key Compensation Governance Attributes

We believe that a sound executive compensation program is grounded in key governance practices. Below is a summary of what we consider to be the good governance features of our executive compensation program.

What We Do	What We Don’t Do

✓ Engage and consult with an independent compensation consultant

✓ Benchmark our pay practices for reasonableness

✓ For all pay elements, target the median of the market, comprised of the compensation peer group described below and in specific circumstances, market data

✓ Have a maximum individual payout under our bonus plan

✓ Offer a defined contribution plan with Company match

✓ Maintain stock ownership and retention guidelines that require non-employee directors and executives to retain half of vested equity grants (on an after-tax basis) until ownership requirements are met

✓ Utilize “double-trigger” vesting on equity awards in the event of a change of control

✓ Maintain the ability to clawback compensation

✓ Perform a risk assessment of our pay program

×  No guaranteed salary increases

×  No executive perquisites, with the exception of reimbursement of relocation expenses when necessary

×  No defined benefit pension plans

×  No gross-ups on excise taxes

×  No post-employment benefit plans

×  No hedging or pledging of Company stock

×  No history of repricing stock options

Executive Summary	Philosophy & Program	Process	Decisions	Other

The following section describes our overall compensation philosophy and executive compensation program.

Compensation Philosophy

The core philosophy of our executive compensation program is to support our primary objective of providing innovative medical products to improve the diagnosis and treatment of human disease, while enhancing our long-term value to our stockholders. Specifically, the Compensation Committee believes the most effective executive compensation program for all executives, including NEOs:

•	enables us to attract, motivate and retain the level of successful, qualified executive leadership talent necessary to achieve our long-term goals;

•	aligns the economic interests of our executives with those of our stockholders;

•	rewards Company and individual performance; and

•	is well understood and perceived as fundamentally fair to all stakeholders, including participants and stockholders.

While we do not target any specific mix of compensation, it is our intent to have a significant portion of total compensation be variable in nature to promote a pay-for-performance culture. Further, the Compensation Committee is committed to a program that contains a strong link between achieving our financial and strategic goals and compensation earned or awarded to further support this culture.

Consistent with our compensation philosophy, it is generally our policy to not extend significant perquisites to our executives that are not available to all of our employees. We may reimburse relocation-related expenses for individual employees, which may include NEOs, when warranted.

Our compensation philosophy allows for flexibility in establishing compensation levels and pay mix for executives. This flexibility is important to ensure our executive compensation program is competitive and that our compensation decisions appropriately reflect the unique contributions and characteristics of our executive officers. The CEO’s target compensation has a greater emphasis on variable compensation than that of the other NEOs because her actions have a greater influence on the performance of the Company as a whole. For all NEOs, the mix of target compensation elements is heavily weighted toward variable compensation with a balanced focus on strategic, financial and stock performance.

The Compensation Committee considers the following factors when determining compensation for our executive officers, including our NEOs:

•	the executive’s individual performance during the year;

•	his or her projected role and responsibilities for the coming year;

•	his or her actual and potential impact on the successful execution of our strategy;

•	recommendations from our President and CEO and independent compensation consultant;

•	the requirements of any applicable employment agreements;

•	relative pay among the executive officers; and

•	market conditions and compensation practices.

The weighting of these and other relevant factors is determined on an individual basis for each executive after consideration of the relevant facts and circumstances.

The Compensation Committee targets the 50th percentile of the market for target compensation opportunities, but reserves the right to compensate NEOs above or below that level based on the factors identified above. Further, actual compensation earned can be greater or less than target compensation based on Company and individual performance.

Compensation Program

Our executive compensation program is designed to achieve several important objectives, which we articulate in our compensation philosophy above. We accomplish this through different compensation elements, each with its own purpose, operation, and timing. Although the Compensation Committee has established a cadence for setting and re-evaluating compensation levels and granting awards, the Compensation Committee has the flexibility to adjust compensation or grant awards outside of the typical process in order to support or achieve our compensation objectives. Below is a summary of each of the primary elements of our executive compensation program, the purpose of each such element, and the general timing when each element is adjusted or awards are granted, as applicable.

Element	Purpose	Timing
Base Salary	Fixed amount to attract and retain executive talent needed to achieve our Company objectives and strategy.

Initial base salaries are set at the time of hire, and adjustments to base salaries are considered in the first quarter of each year after considering the factors identified above. The Compensation Committee may also adjust base salaries at any point during the year as it determines appropriate.

Short-Term Incentives	Performance-based compensation used to motivate and reward individuals to achieve pre-established Company goal and promote individual performance.	Measured and paid out on an annual basis. Goals are typically set in the first 90 days of the year, and payouts are made upon completion of the year, determination of results, and Compensation Committee approval of payouts.

Long-Term Incentives	Variable incentive compensation (including a mix of time-based and performance-based equity awards) that promotes performance, supports retention, and creates stockholder alignment.	Generally granted at the time of hire or promotion, and annually following the close of the previous fiscal year.

Benefits	Fixed benefits and security to promote individual health and welfare.	The timing of our benefits varies by element.

Compensation Policies and Features

In addition to the compensation elements described above, our executive compensation program also incorporates the following policies and features that our Compensation Committee believes are fundamental to a well-constructed and balanced compensation program.

•

Stock Ownership and Retention Guidelines. In February 2019, our Board adopted Stock Ownership and Retention Guidelines (“Guidelines”) intended to promote stock ownership on the part of our executive officers who are Senior Vice Presidents or above (which includes all of our NEOs). Executive officers are required to hold (vested) Shares having an aggregate value at least equal to a specified multiple of his or her base salary, as determined by his or her position, as follows:

Role	Stock Ownership Required as a Multiple of Base Salary

Chief Executive Officer	3x

Other Executive Officers	1x

Until an executive officer achieves his or her required ownership level, he or she is required to retain 50% of all after-tax Shares issued upon (i) exercise of any vested Company stock option award (calculated on a net exercise basis) or (ii) the vesting of any other equity award (such as RSAs, RSUs, PSAs and PSUs) granted in or after 2019. Our executive officers are required to comply with the Guidelines within five years of when the Guidelines first apply to them. As of December 31, 2019, Ms. Heino and Messrs. Duffy and Robinson each had already achieved the requirements under the stock ownership guidelines.

•

Clawback: Under our 2015 Equity Incentive Plan, if a participant receives compensation pursuant to an award calculated by reference to financial statements that are subsequently required to be restated in a way that would decrease the value of that compensation, the participant will, upon our written request, forfeit and repay to us the difference between what the participant received and what the participant should have received based on the restated accounting, in accordance with (i) our compensation recovery, “clawback” or similar policy, as may be in effect from time to time, and (ii) any compensation recovery, “clawback” or similar policy made applicable by law, including the Dodd-Frank Act.

•

Short Term Trading, Hedging and Pledging Prohibition: We have policies and procedures in place that strictly prohibit all directors and employees, including NEOs, and their designees (i.e., their immediate family members, affiliated investment vehicles and persons who have delegated investment decisions to them) (collectively, “Company Personnel”) from engaging in short-term or speculative transactions in the Company’s securities. These prohibitions are intended to align the interests of Company Personnel with those of all stockholders, mainly by requiring Company Personnel to take on the full risks and rewards of ownership of Company securities, incentivizing Company Personnel to improve the Company’s performance, removing undue focus on the Company’s short-term stock market performance (versus the Company’s long-term business objectives) and avoiding the appearance that trading is based on inside information and the appearance of other improprieties.

To those ends, the Company prohibits Company Personnel from:

•	selling Company securities within six months of purchasing Company securities in the open market;

•	holding Company securities in margin accounts;

•	pledging Company securities as collateral for loans or other obligations;

•	transacting through puts, calls or other derivative securities, on an exchange or in any other organized market;

•	hedging or monetization transactions, such as zero-cost collars and forward sale contracts; and

•	engaging in short selling of the Company’s securities.

The Company grants no exceptions to these policies and reserves the right to impose sanctions on any Company Personnel who violate these policies, including termination of employment or service for cause. No categories of hedging transactions are specifically permitted.

•

Severance and “Double Trigger” Change In Control Arrangements: In exchange for being bound by certain restrictive covenants and providing a release and waiver in favor of the Company, we provide our NEOs with severance and “double trigger” change of control benefits in connection with certain qualifying terminations of employment. We believe that providing our NEOs with market-competitive security protections in the event of certain employment terminations serves as an important retention tool and ensures that they remain dedicated, motivated and focused on achieving the best results for our stockholders. Additional details on these arrangements can be found under “Employment Agreements; Severance and Potential Payments, Upon Termination or Change of Control.”

Executive Summary	Philosophy & Program	Process	Decisions	Other

The following section describes the process used in making decisions regarding NEO compensation.

Roles of the Compensation Committee, Independent Consultants and Management

Each year the Compensation Committee discusses, reviews, recommends, and/or approves certain actions related to executive compensation and our overall executive compensation program. The Compensation Committee makes use of an independent compensation consultant in certain cases to assist the Compensation Committee in its deliberations and decision-making process. Certain members of the management team also assist in developing materials and explaining aspects of our compensation program.

Role of the Compensation Committee. The Compensation Committee is responsible for assisting the Board of Directors in establishing and overseeing our executive compensation program. This includes the following key responsibilities:

•	determining and approving the compensation of our CEO and other executive officers;

•	administering our equity and cash incentive compensation plans, including authorizing and granting awards under these plans; and

•	preparing any required disclosures for the SEC.

Our Compensation Committee typically reviews and discusses management’s proposed compensation with our CEO for all executive officers other than the CEO. Following the Compensation Committee’s discussions with management and consideration of the CEO’s performance and market data provided by Pearl Meyer (described below), the Compensation Committee then consults with the Board about the compensation of our CEO before approving her compensation. The Compensation Committee meets regularly throughout the year.

Role of our CEO. Our CEO reports to our Compensation Committee on the individual performance and contributions of each of the other executive officers, and, with the benefit of market data provided by Pearl Meyer, annually makes recommendations to the Compensation Committee regarding base salary, executive bonus plan performance targets and payouts, and equity awards. The Compensation Committee reviews and considers those recommendations, but ultimately retains full discretion and authority over the final compensation decisions for the executive officers. Our CEO, in consultation with other members of management, also recommends the Company goals which are used for our executive bonus plan.

Role of our Independent Compensation Consultant. Pursuant to its charter, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation. Our Compensation Committee engaged Pearl Meyer as its independent compensation consultant in 2019. Pearl Meyer provides information and advice to our Compensation Committee on all aspects of the Compensation Committee’s key responsibilities and attends Compensation Committee meetings or calls at the request of the Committee. Our Compensation Committee considered the relationship that Pearl Meyer has with us, the members of our Board and our executive officers and based on its evaluation, the Compensation Committee has determined that Pearl Meyer is serving as an independent and conflict-free advisor to the Compensation Committee.

Market Benchmarking

Our Compensation Committee utilizes compensation peer group and other market data in making compensation decisions. This information provides context for the Compensation Committee in setting target compensation levels going forward.

In September 2018, our Compensation Committee, with the assistance of Pearl Meyer, constructed a peer group to use in setting 2019 target compensation based on the following screening criteria:

Criteria	Description

Industry	U.S. publicly traded healthcare companies in the diagnostics, supplies, equipment, biotechnology and pharmaceuticals sectors

Size	1/2x to 2x Lantheus’ most recent annual revenue and enterprise value

Other	Prioritized companies with (i) a focus on diagnostics products, (ii) in a comparable location and/or (iii) with positive earnings

Based on this screening criteria, Pearl Meyer recommended, and the Compensation Committee approved, a peer group of 17 companies, listed below.

Peer Companies for 2019 Compensation Purposes

Accuray Incorporated	Cutera, Inc.	OraSure Technologies, Inc.

Acorda Therapeutics, Inc.	Emergent BioSolutions Inc.	Orthofix Medical Inc.

AMAG Pharmaceuticals, Inc.	Endologix, Inc.	Quidel Corporation

Angiodynamics, Inc.	Genomic Health, Inc.	RTI Surgical, Inc.

Atrion Corporation	Luminex Corporation	Supernus Pharmaceuticals, Inc.

Cryolife, Inc.	Meridian Biosciences, Inc.

The extent to which these peer group companies meet the screening criteria, based on the statistics* below, illustrates that Lantheus is reasonably situated among this group:

Peer Group Statistics	Revenue	EBITDA	Enterprise Value

75th Percentile	$438M	$129M	$1,469M

50th Percentile	$344M	$51M	$1,119M

25th Percentile	$210M	$25M	$659M

Lantheus Holdings	$329M	$70M	$797M

*	Based on publicly available information as of August 2018.

As discussed above, the Compensation Committee reviews data on total compensation and individual elements of compensation (i.e., base salary, and short-term and long-term incentive, each, at target) for similarly-situated positions, compensation program design and other key compensation program attributes of companies in this peer group. In addition to the peer group of companies, the Compensation Committee also utilizes broader market survey data (based on our size and industry) provided by Pearl Meyer to evaluate the competitiveness of compensation levels from time to time and to provide the Compensation Committee with a composite market perspective and to help inform decision-making relating to the Company’s executive compensation programs. As discussed above, the Compensation Committee also evaluates on the factors described in “Compensation Philosophy” above in making individual compensation decisions.

Executive Summary	Philosophy & Program	Process	Decisions	Other

The following section describes the material compensation actions and decisions relating to executive compensation that took place in 2019 and early 2020.

Base Salaries

The Compensation Committee met in February 2019 to review our NEOs’ base salaries. The Compensation Committee reviewed market data provided by Pearl Meyer, the Company’s needs, and corporate and individual executive performance in 2018 for determining 2019 base salaries. Based on this review and evaluation, and for the reasons described in the table below, the Compensation Committee approved the following base salaries, effective as of April 1, 2019.

NEO	2018 Salary	April 2019 Raise		2019 Salary	Nature of Increase
		% of 2018 Salary	Amount

Mary Anne Heino	$675,000	7.4%	$50,000	$725,000	Merit and Market Adjustment

Robert J. Marshall, Jr.	$405,000	4.0%	$16,200	$421,200	Merit

John Bolla	$328,000	9.8%	$32,000	$360,000	Merit and Promotion

Michael P. Duffy	$407,000	4.0%	$16,280	$423,280	Merit

Simon Robinson, Ph.D.	$328,000	4.0%	$13,120	$341,120	Merit

Cesare Orlandi, M.D.	$418,000	0.0%	$0	$418,000	–

Executive Leadership Team Incentive Bonus Plan

General Design

At the beginning of 2019, the Compensation Committee established the design parameters for the 2019 Executive Leadership Team Incentive Bonus Plan (the “2019 Executive Bonus Plan”) in which all of our executive officers, including our NEOs, participate. The 2019 Executive Bonus Plan is intended to motivate and reward our executives for achievements relative to our corporate and individual goals and expectations for 2019.

Payouts under the 2019 Executive Bonus Plan are based on:

•  the extent to which the Company achieves corporate performance goals in 2019 relating to Net Revenue, Adjusted EPS and Free Cash Flow (each of these performance metrics is defined under the “Corporate Performance Goals and Actual Achievement” section below, and each is weighted as set forth in the table to the right); and

•  individual performance.

2019 Executive Bonus Plan Performance Metrics* and Weighting
40% Net Revenue	30% Adjusted EPS	30% Free Cash Flow
* These metrics are defined under the “Corporate Performance Goals and Actual Achievement” section below.

The general design of the 2019 Executive Bonus Plan is as follows:

Base Salary	X	Target Bonus Percentage	X	Corporate Performance Factor	X	Individual Performance Factor	=	2019 Executive Bonus Plan Payout

The “Corporate Performance Factor” used in determining payouts for all executives under the 2019 Executive Bonus Plan is the aggregate percentage payout for the actual level of achievement for all three financial performance metrics (each of which is interpolated on a linear basis in between the threshold, target, and maximum levels set for that metric, and failure to attain at least a threshold level of performance for any metric will preclude any payout related to that metric). Attainment of each performance goal is calculated independently.

The “Individual Performance Factor” used in determining payouts for any individual executive under the 2019 Executive Bonus Plan is the percentage reflective of that individual’s performance and achievements during 2019, as determined by the Compensation Committee, as described below.

Each of the Corporate Performance Factor and Individual Performance Factor has an achievement range of 0% to 150%, and no individual can receive a payout of more than 225% of his or her target bonus.

Target Bonus Opportunities

Each NEO has a target bonus opportunity that is expressed as a percentage of his or her annual base salary. At the beginning of 2019, our Compensation Committee set the following target bonus opportunities for each NEO:

NEO	2019 Base Salary	Target Bonus (%)	Target Bonus Opportunity

Mary Anne Heino	$725,000	85%	$616,250

Robert J. Marshall, Jr.	$421,200	55%	$231,660

John Bolla	$360,000	45%	$162,000

Michael P. Duffy	$423,280	50%	$211,640

Simon Robinson, Ph.D.	$341,120	40%	$136,448

Cesare Orlandi, M.D.	$418,000	50%	$209,000

For all of our NEOs other than Mr. Bolla, these target bonus percentages were the same as for 2018. In connection with his promotion in March 2019, Mr. Bolla’s target bonus percentage was increased from 40% to 45% of his annual base salary.

Corporate Performance Goals and Actual Achievement

Our Compensation Committee established the threshold, target and maximum levels of corporate performance goals set forth in the table below. In February 2020, the Compensation Committee assessed the Company’s actual performance against the corporate performance goals and determined the level of achievement for each specific metric, and in total. This resulted in a 109.2% Corporate Performance Factor for 2019, determined as follows:

Performance Metric*	Weighting	Threshold Level	Target Level	Maximum Level	Actual Achievement	Weighted Payout %

Net Revenue	40%	$329.9M	$366.6M	$403.3M	$347.3M	29.5%

Adjusted EPS	30%	$0.87	$0.97	$1.06	$1.00	34.7%

Free Cash Flow	30%	$31.1M	$41.4M	$51.8M	$60.4M	45.0%

Corporate Funding (% of target)		50%	100%	150%	Corporate Performance Factor	109.2%

*	These metrics are defined immediately below.

For purposes of the 2019 Executive Bonus Plan, the performance metrics are derived from the Company’s audited financial statements and are defined as follows:

•	by “Net Revenue,” we mean total revenue net of rebates and allowances;

•

by “Adjusted EPS” used for the Company’s compensation programs, we mean consolidated net income of the Company, excluding amortization of acquired intangible assets, asset impairment charges, restructuring charges, other charges associated with permitted acquisitions, charges and gains associated with product or business line discontinuance, changes in contingent purchase price, legal settlements and certain debt refinancing costs that constituted one-time, non-recurring charges which do not represent ongoing costs to the business (investors should note that the definition of Adjusted EPS used for the Company’s compensation programs includes share-based compensation expense, whereas the Company’s reported Adjusted Earnings Per Share excludes share-based compensation expense); and

•

by “Free Cash Flow,” we mean cash provided by operating activities, less cash used for capital expenditures (investors should note that the definition of Free Cash Flow used for the Company’s compensation programs excludes charges related to certain permitted acquisitions and cash provided by legal settlements that, in each case, were one-time and non-recurring in nature and do not represent ongoing financial impact on the business, whereas the Company’s reported Free Cash Flow includes such charges and cash).

The Compensation Committee selected these corporate performance metrics and the target levels of these metrics for 2019 to align our executive compensation program with our external financial guidance for fiscal year 2019 and our internal budget for fiscal year 2019 that was approved by the Board in December 2018, and because the Compensation Committee believes that:

•	our long-term success depends on our ability to drive sustainable Net Revenue growth;

•

Adjusted EPS (as defined for compensation program purposes) is a key indicator of our operational performance and profitability and is the basis on which stockholders calculate growth expectations; and

•	Free Cash Flow focuses management on generating cash, which can then be deployed in a disciplined manner to create stockholder value.

The goals set under these metrics were determined by the Compensation Committee to be challenging and uncertain to be achieved at the beginning of the year because, among other things, of risks relating to our nuclear products revenue. In all cases, the target levels for the 2019 goals represented an increase over 2018 actual results.

Individual Performance Assessment and Actual Achievement

The 2019 Executive Bonus Plan also contains an Individual Performance Factor that aligns each NEO’s incentive compensation outcomes with his or her specific individual performance and achievements during 2019. The Compensation Committee reviews the CEO’s assessment of each NEO’s performance, and the Compensation Committee, in consultation with the independent Chairman of the Board, assesses the CEO’s performance. Each NEO is given an Individual Performance Factor that modifies the Corporate Performance Factor score for purpose of calculating the 2019 Executive Bonus Plan payout.

The following is a summary of each NEO’s Individual Performance Factor score and the performance and achievements that the Compensation Committee specifically recognized in determining that Individual Performance Factor score:

NEO	Individual Performance Factor	Compensation Committee-Recognized Achievements
Mary Anne Heino	120%

•  Strong financial performance despite challenging conditions, including unanticipated supply constraints relating to a key product during the year.

•  The outstanding performance of our lead revenue-generating product, DEFINITY.

•  Establishing and driving a performance-based culture throughout the Company, including the utilization of a corporate dashboard with key financial, customer, internal and learning/growth metrics that are reviewed quarterly with the Board and used internally for performance reviews across all functions.

•  Development of our updated Strategic Plan that sets financial goals and strategic targets.

•  Progress against our 2019 Strategic Plan goal of targeted mergers and acquisitions activities with the Nanomab, CarThera and Cerevast Medical transactions and the Progenics Acquisition in 2019.

Robert J. Marshall, Jr.	100%

•  Completing our debt refinancing on favorable terms that were accretive to earnings, reducing interest carrying charges and increasing our liquidity.

•  Leading our Finance team in completing a SOX 404 Compliance Program to ensure compliance with legal requirements relating to our new status as a Large Accelerated Filer.

•  Partnering with Mr. Bolla to introduce an updated capital planning appropriation and governance process that we believe will lead to a more efficient use of capital resources.

John Bolla	100%

•  The advancement of our internal manufacturing capabilities project, which met critical time and budget milestones in 2019.

•  Partnering with Mr. Marshall to introduce an updated capital planning appropriation and governance process that we believe will lead to a more efficient use of capital resources.

•  The Progenics Acquisition, including his critical role in the diligence process.

•  Mitigating the chronic supply shortage for a key product by collaborating with channel partners throughout the year.

NEO	Individual Performance Factor	Compensation Committee-Recognized Achievements
Michael P. Duffy	100%

•  Successfully overseeing use of outside counsel to arbitrate a dispute with Pharmalucence, resulting in a significant financial settlement.

•  Ensuring all necessary actions were completed to meet legal requirements relating to our new status as a Large Accelerated Filer under SEC rules.

•  Representing our legal interests in the complicated negotiations related to the Progenics Acquisition.

•  Acting as primary legal role in the negotiation of the Cerevast Medical, CarThera and Nanomab transactions.

Simon Robinson, Ph.D.	100%

•  Successfully identifying and prosecuting three additional patents for our lead revenue-generating product, DEFINITY.

•  Key contributions to the advancement in the LMI-1195 clinical development program with the qualification of the first PET manufacturing facility.

•  The successful transition of Dr. Orlandi’s duties following his departure, including by assuming additional responsibility for Chief Medical Officer-related functions.

•  The Progenics Acquisition, including his significant contributions in the diligence process.

Final Payouts under the 2019 Executive Bonus Plan

Payouts under the 2019 Executive Bonus Plan are as follows:

NEO	2019 Base Salary		Target Bonus %		Corporate Funding Factor		Individual Performance Factor		Bonus Award

Mary Anne Heino	$725,000	X	85%	X	109.2%	X	120%	=	$807,534

Robert J. Marshall, Jr.	$421,200	X	55%	X	109.2%	X	100%	=	$252,973

John Bolla	$360,000	X	45%	X	109.2%	X	100%	=	$169,260

Michael P. Duffy	$423,280	X	50%	X	109.2%	X	100%	=	$231,111

Simon Robinson, Ph.D.	$341,120	X	40%	X	109.2%	X	100%	=	$149,001

Dr. Orlandi separated from the Company in September 2019 and received, pursuant to the terms of his agreement with the Company (the “Orlandi Agreement”), a cash payment, of which $140,288 represented a prorated portion of his target annual bonus. See “Orlandi Agreement” below.

2019 Long-Term Incentive Award Decisions

After reviewing market data provided by, and consulting with, Pearl Meyer, our Compensation Committee has adopted guidelines under which the Company grants annual long-term incentive (“LTI”) awards to NEOs, with an aggregate grant date value (based on closing price) determined commensurate with the NEOs’ roles and in recognition of their individual performance during the prior year. Historically, the Company granted RSAs and PSAs as the forms of equity compensation. In 2019, the Compensation Committee approved a change from RSAs and PSAs to RSUs and PSUs, which are more commonly used among our peer group, and continued to use a three-year performance period for PSUs.

Annual LTI Mix
50% Time-Based RSUs	50% Performance-Based PSUs

The Compensation Committee grants RSUs to promote retention and continuity of management while considering competitive market practices. The Compensation Committee also grants PSUs for retention purposes, but PSUs are more oriented towards maintaining a pay for performance culture and reward system that aligns NEOs’ realized compensation with stockholders’ interests. This mix of time-based and performance-based equity incentives is intended to keep us highly competitive within the executive talent market and to strike a balance between retention and performance.

Annual grants of RSUs vest in equal installments on each of the first three anniversaries of the grant date. Annual grants of PSUs, to the extent earned based on performance, cliff vest on the third anniversary of the grant date. The portion of PSUs that vest is based on the extent to which the Company has achieved specified corporate performance goals.

In February 2019, in consultation with Pearl Meyer, the Compensation Committee granted PSUs utilizing relative Total Shareholder Return (“rTSR”) of the Company’s common stock as the performance metric. rTSR performance is compared to other companies in the S&P SmallCap Healthcare Index over a three full calendar year performance period, starting with the 2019 calendar year. The relative changes in share prices during the performance period will be measured using an average of the closing prices during the 30 days preceding the beginning and the end of the performance period. The percentage of the target number of Shares that can vest under the rTSR PSUs will be as follows:

Company’s rTSR Percentile Rank	Vesting Percentage of Target No. of Shares
Below 25th Percentile	0%
25th Percentile	50% (threshold)
50th Percentile	100% (target)
75th Percentile or Above	200% (maximum)

In the event the Company’s rTSR percentile rank for the performance period falls between any of the percentiles set forth above (to the extent greater than the threshold and lower than the maximum), the vesting percentage will be determined by linear interpolation between those percentiles.

LTI awards for our NEOs in February 2019 were as follows:

NEO	2019 Approved Total LTI Value(1)	Resulting Number of RSUs	Resulting Number of PSUs at Target

Mary Anne Heino	$2,058,746	44,084	44,085

Robert J. Marshall, Jr.	$465,739	9,973	9,973

John Bolla	$377,196	8,077	8,077

Michael P. Duffy	$468,027	10,022	10,022

Simon Robinson, Ph.D.	$377,196	8,077	8,077

Cesare Orlandi, M.D.	$313,497	6,713	6,713

(1)

For PSUs, the value shown reflects the target number of units granted, multiplied by the closing price of Lantheus common stock on the grant date. This is not the grant date fair value under ASC Topic 718 and thus may differ from amounts disclosed in other sections of this proxy statement.

Compensation Mix for 2019

The table below illustrates the cash-paid and equity-granted (at target) components of the compensation for our NEOs for 2019. While the Compensation Committee does not specify a target mix of compensation, a significant portion of an NEO’s total compensation opportunity is set as variable compensation that aligns the NEO’s compensation with financial, strategic and stockholder performance. For 2019, 80% of our CEO’s compensation was variable compensation and 62% of our other NEO’s compensation was variable compensation:

(1)

For PSUs, the value shown reflects the target number of units granted, multiplied by the closing price of Lantheus common stock on the grant date. This is not the grant date fair value under ASC Topic 718 and thus may differ from amounts disclosed in other sections of this proxy statement.

Benefits

In exchange for being bound by certain restrictive covenants and providing a release and waiver in favor of the Company, we provide our CEO and her direct reports with severance and “double trigger” change of control benefits in connection with certain qualifying terminations of employment. We believe that providing our NEOs with market-competitive employment protections in the event of certain employment terminations serves as an important retention tool and ensures that they remain dedicated, motivated and focused on achieving the best results for our stockholders. Additional details on these arrangements can be found under “Employment Agreements; Severance and Potential Payments, Upon Termination or Change of Control.”

We generally reimburse relocation expenses for newly hired NEOs whom we require to relocate as a condition to their employment with us. We also have, and may in the future, pay local housing expenses and travel costs for a limited time for executives who maintain a primary residence outside of a reasonable daily commuting range to our headquarters prior to that executive’s relocation. We believe that these are typical benefits offered by comparable companies to executives who are asked to relocate and that if we did not offer such assistance we would be at a competitive disadvantage in trying to attract executives who would need to relocate in order to work for us.

In connection with hire as Chief Financial Officer of the Company, Mr. Marshall received reimbursement for relocation expenses of $17,333 and $134,591 in 2018 and 2019, respectively, which amounts include $6,023 and $37,020, respectively, in tax gross up for those relocation expenses.

We offer a 401(k) qualified defined contribution plan in which our employees, including our NEOs, are eligible to participate, with a 75% employer match of each participant’s contributions up to 6% of the participant’s eligible compensation. We do not offer any other qualified or non-qualified retirement plans.

Our welfare and employee-benefit programs are the same for all our eligible employees, including our NEOs. Our NEOs do not receive additional employee benefits outside of those offered to our other employees.

Additional Actions Taken by the Compensation Committee for 2019

In addition to the compensation-related activities described above, in February 2020, the Compensation Committee reviewed the performance status of the following PSAs that were previously granted in 2017 and 2018: to certain employees, including certain of our NEOs:

Grant	Award Type	Cycle Complete	Design	Outcome
2017	PSA	End of 2019	Total Revenue and Adjusted EBITDA performance against annual goals set forth in the Company’s strategic plan that was approved by the Board prior to the grant date.	104.4% of target achievement
2018	PSA	End of 2020	rTSR performance against the S&P SmallCap Healthcare Index	To be determined

In connection with that review, the Compensation Committee determined the performance results relating to the 2017 PSAs. One-sixth of these PSAs was eligible to be earned and vest based on the level of the Company’s achievement of each of six separate performance goals (i.e., Total Revenue performance in each of 2017, 2018 and 2019, and Adjusted EBITDA performance in each of 2017, 2018 and 2019), with 90% achievement of target performance resulting in a threshold of 50% of the target Shares awarded being earned, and 110% achievement of target performance resulting in a maximum of 120% of the target Shares awarded being earned. Results were interpolated in between threshold and target and target and maximum. These grants had an overall cap of 120%

of the target number of Shares that were eligible to be earned and vest. The level of achievement for each of the six metrics ( i.e., Total Revenue performance in each of 2017, 2018 and 2019, and Adjusted EBITDA performance in each of 2017, 2018 and 2019) was calculated independently, and vesting with respect to any one of these performance goals had no effect on any of the other performance goals. The Compensation Committee determined that, across all six tranches, an aggregate of 104.4% of the target number of Shares under 2017 PSAs had been earned, calculated as follows:

			2017			2018			2019

Metric	Weighting	Target	Achieve- ment	Achieve- ment (%)	Target	Achieve- ment	Achieve- ment (%)	Target	Achieve- ment	Achieve- ment (%)
Total Revenue	50%	$318.3M	$331.4M	108.2%	$341.7M	$343.4M	101.0%	$375.0M	$347.3M	63.1%
Adjusted EBITDA	50%	$80.7M	$89.8M	120.0%	$81.7M	$93.4M	120.0%	$88.1M	$94.2M	113.9%

For purposes of the 2017 PSA grant, the performance metrics are derived from the Company’s audited financial statements and are defined as follows:

•	by “Total Revenue,” we mean Total Revenue determined in accordance with Generally Accepted Accounting Practices (GAAP); and

•	by “Adjusted EBITDA,” we mean Adjusted EBITDA as reported in our public earnings releases filed with the SEC, less certain severance, recruitment and asset write-off expenses.

Executive Summary	Philosophy & Program	Process	Decisions	Other

Compensation Risk Assessment

Each year, with the assistance of Pearl Meyer, our management and the Compensation Committee review our compensation practices and policies from a risk management perspective. We have reviewed our programs and determined that there are no practices or policies that are likely to lead to excessive risk-taking or have a material adverse effect on the Company. Further, we identified the following practices that serve to mitigate risk:

•	We provide a balance of fixed and performance-based compensation;

•	Payouts under our short-term incentive plan are based on the achievement of multiple challenging goals;

•	Our long-term incentive grants vest over time, generally in three years;

•	We make use of several different incentive compensation goals;

•	Our Compensation Committee has discretion to reduce bonus awards should the objective formula yield an inappropriate result;

•	We may claw-back compensation under certain scenarios;

•	We have Share Ownership and Retention Guidelines for our senior vice presidents and above level employees;

•	We have a prohibition on hedging and pledging of our Company stock;

•	We have an independent Compensation Committee;

•	We engage and seek the advice of independent compensation consultants;

•	We have proper administrative and oversight controls; and

•	We have an established Compensation Committee calendar for governance purposes.

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee and Management consider the accounting and, when appropriate, individual and corporate tax consequences of the compensation plans. The Compensation Committee has considered the impact of the expense, which will be recognized by the Company in accordance with FASB ASC TOPIC 718, on the Company’s use of long-term equity incentives.

Section 162(m) of the Internal Revenue Code generally limits deductibility by the Company of non-exempt taxable compensation paid to NEOs to a maximum of $1 million per annum. The Compensation Committee takes into consideration the potential deductibility of the compensation as one of the factors to be considered when establishing our executive compensation program. However, the Compensation Committee believes that its primary responsibility is to provide an executive compensation program that attracts, motivates and retains the level of successful, qualified executive leadership talent necessary to achieve our long-term goals. Accordingly, the Committee has paid and may, in its judgment, compensation that limited as to tax deductibility, in whole or in part.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement, as required by Item 402(b) of the SEC’s Regulation S-K and the Compensation Committee’s Charter. Based on its review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Julie McHugh (Chair)

James Clemmer

Ken Pucel

Dr. Derace Schaffer

Summary Compensation Table for Fiscal Years 2019, 2018 and 2017

The following table sets forth certain information with respect to compensation of our named executive officers for the years ended December 31, 2019, and if applicable, 2018 and 2017:

Name Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensa tion(2) ($)	All Other Compensa tion(3) ($)	Total ($)

Mary Anne Heino	2019	$711,539	$2,789,235	$807,534	$12,600	$4,320,908

President and Chief Executive Officer	2018	$665,577	$2,318,481	$917,500	$12,375	$3,913,933

	2017	$629,230	$1,891,274	$1,173,360	$12,150	$3,706,014

Robert J. Marshall, Jr.(4)	2019	$416,838	$630,992	$252,973	$134,591	$1,435,394

Chief Financial Officer	2018	$101,250	$599,988	$256,163	$17,333	$974,734

John Bolla(5)	2019	$352,000	$511,032	$169,256	$12,600	$1,044,888

Chief Operations Officer

Michael P. Duffy	2019	$418,897	$634,092	$231,111	$12,600	$1,296,700

Senior Vice President, Law and Public Policy and General Counsel	2018	$403,632	$481,367	$300,883	$12,375	$1,198,257

	2017	$391,397	$472,078	$333,921	$12,150	$1,209,546

Simon Robinson Ph.D.(6)	2019	$337,588	$511,032	$149,001	$12,600	$1,010,221

Senior Vice President, Research and Pharma Development

Cesare Orlandi M.D.	2019	$322,342	$424,732	—	$317,497	$1,064,571

Former Chief Medical Officer	2018	$414,484	$494,131	$212,593	$12,375	$1,133,583

	2017	$402,802	$356,635	$281,038	$12,150	$1,052,625

(1)

The amounts shown in the stock awards column represent the aggregate grant date fair value of RSAs, PSAs, RSUs and/or PSUs granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718 Compensation – Stock Compensation, excluding the effect of estimated forfeitures. The grant date fair value of RSAs, RSUs and 2017 PSAs was determined by multiplying the number of RSAs, RSUs or PSAs by the closing price of our common stock on the date of grant, while the grant date fair value of the 2018 PSAs and 2019 PSUs was determined through a valuation using a Monte Carlo simulation based on the probable outcome of the applicable performance conditions. The assumptions used in the valuation of stock based awards are discussed in Note 12 in our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ending December 31, 2019.

The table below shows the grant date fair value of the PSUs and PSAs included in the stock awards column for each year, and the maximum grant date value assuming that the highest level of performance conditions was achieved:

Name	Grant Date	No. of Shares/Units	Grant Date Fair Value	Maximum Grant Date Value

Mary Anne Heino

PSAs	2/23/2017	65,975	$794,999	$953,999

PSAs	3/5/2018	60,127	$1,368,491	$2,736,981

PSUs	2/26/2019	44,085	$1,759,873	$3,519,746

Name	Grant Date	No. of Shares/Units	Grant Date Fair Value	Maximum Grant Date Value

Robert J. Marshall, Jr.

PSUs	2/26/2019	9,973	$398,122	$796,244

John Bolla

PSUs	2/26/2019	8,077	$322,434	$644,868

Michael P. Duffy

PSAs	2/23/2017	16,468	$198,439	$238,127

PSAs	3/5/2018	12,484	$284,136	$568,272

PSUs	2/26/2019	10,022	$400,078	$800,156

Simon Robinson, Ph.D.

PSAs	02/23/2017	13,817	$166,495	$199,794

PSAs	03/05/2018	10,055	$228,852	$457,704

PSUs	02/26/2019	8,077	$322,434	$644,868

Cesare Orlandi, M.D.

PSAs	07/26/2017	9,336	$179,251	$215,101

PSAs	03/05/2018	12,815	$291,669	$583,339

PSUs	02/26/2019	6,713	$267,983	$535,966

(2)

For each of the NEOs, the amounts reported in Non-Equity Incentive Plan Compensation column represent cash payouts made to our NEOs under the Executive Bonus Plan for the applicable year. Payouts under the 2019 Executive Bonus Plan are described above under “Corporate Performance Objectives and Outcomes,” which were paid in early 2020. For 2017 and 2018, amounts for Ms. Heino, Mr. Duffy, and Dr. Orlandi also reflect amounts accrued under the 2016 long-term cash incentive plan (the “Cash LTIP”), based on the achievement of applicable performance goals.

(3)	The amounts shown for 2019 in the “All Other Compensation” columns are comprised of the following components:

Name	401(k) Matching Contribution	Reimbursement of Relocation Expense	Payments under Other Agreements	Consulting Fees	Total

Mary Anne Heino	$12,600				$12,600

Robert J. Marshall, Jr.		$134,591*			$134,591

John Bolla	$12,600				$12,600

Michael P. Duffy	$12,600				$12,600

Simon Robinson, Ph.D.	$12,600				$12,600

Cesare Orlandi, M.D.**	$12,600		$229,161	$75,736	$317,497

*	Includes $6,023 in tax gross-ups relating to such relocation expenses.
**

Under the Orlandi Agreement, Dr. Orlandi was entitled to receive cash payments equal to (i) $384,121, which represents an amount equal to seven months of his base salary and a prorated portion of his target annual bonus ($213,960 of this amount was paid in 2019), (ii) $15,201 as reimbursement for COBRA premiums. In addition, Dr. Orlandi received $75,736 in consulting fees in 2019.

(4)	Mr. Marshall commenced employment with us on September 24, 2018. The amount shown for Mr. Marshall for 2018 includes amounts he received after he commenced employment with us.
(5)	Mr. Bolla commenced employment with us on May 21, 2018. Mr. Bolla was not a named executive officer for 2018. In accordance with SEC rules, no amounts are shown for him for 2018.
(6)	Mr. Robinson was not a named executive officer for 2017 or 2018. In accordance with SEC rules, no amounts are shown for him for 2017 or 2018.

Grants of Plan-Based Awards for Fiscal 2019

The table below provides information regarding awards made to our NEOs during 2019 under the 2019 Executive Bonus Plan and our Equity Incentive Plan.

		Executive Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(#)(3)	Grant Date Fair Market Value of Stock and Option Awards ($)(4)
Employee	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Mary Anne Heino			$616,250	$1,386,563

	2/26/2019				22,043	44,085	88,170		$1,759,873

	2/26/2019							44,084	$1,029,361

Robert J. Marshall, Jr.			$231,660	$521,235

	2/26/2019				4,987	9,973	19,946		$398,122

	2/26/2019							9,973	$232,870

John Bolla			$162,000	$364,500

	2/26/2019				4,039	8,077	16,154		$322,434

	2/26/2019							8,077	$188,598

Michael P. Duffy			$211,640	$476,190

	2/26/2019				5,011	10,022	20,044		$400,078

	2/26/2019							10,022	$234,014

Simon Robinson, Ph.D.			$136,448	$307,008

	2/26/2019				4,039	8,077	16,154		$322,434

	2/26/2019							8,077	$188,598

Cesare Orlandi, M.D.			—	—	—	—	—	—	—

	2/26/2019				3,357	6,713	13,426		$267,983

	2/26/2019							6,713	$156,749

(1)

The amounts in these columns reflect target and maximum payouts under the 2019 Executive Bonus Plan. There is no threshold-level payout under the 2019 Annual Bonus Plan. The maximum payout under the 2019 Annual Bonus Plan is 225% of the target payout, representing the product of (i) a maximum of 150% of the target payout based on Company performance metrics and (ii) a maximum of 150% of the target payout based on individual performance. The actual amount earned by each NEO under the 2019 Executive Bonus Plan is reported under the ‘‘Non-Equity Incentive Plan Compensation’’ column in the Summary Compensation Table. For additional information about our 2019 Executive Bonus Plan and a discussion of how these amounts are determined, please see the Compensation Discussion and Analysis section titled ‘‘Executive Leadership Team Incentive Bonus Plan.”

(2)

The amounts in these columns reflect threshold, target and maximum shares that may be earned in respect of PSUs granted in 2019, which are eligible to be earned based on our rTSR over a three-year performance period. For additional information about these awards and a discussion of how these amounts are determined, please see the Compensation and Discussion Analysis section titled “2019 Long-Term Incentive Award Decisions.”

(3)

The amounts in these columns reflect the number of RSUs granted to our NEOs in 2019, which RSUs vest in three equal installments on each of the first three anniversaries of the grant date, and are generally subject to continued employment of the NEO.

(4)

The amounts in this column have been determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See footnote 1 to the Summary Compensation Table for a description of the assumptions used in determining the grant date fair value of these awards and the grant date fair value of PSUs if the maximum level of performance was achieved.

Outstanding Equity Awards at December 31, 2019

The following tables include certain information with respect to equity awards held by our NEOs as of December 31, 2019, based on the closing stock price of a share of our common stock of $20.51 on that date:

Name	Grant Date	Number of Securities Underlying Unexerci sed Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisa ble	Equity Incentive Plan Awards: Number of Securities of Underlying Unexercis ed Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Mary Anne Heino

Options(2)		44,484	—	—	$19.11	4/15/2023

RSAs(3)	4/26/2016						66,250	$1,358,788	—	—

RSAs(4)	2/23/2017						21,996	$451,138	—	—

RSAs(4)	3/5/2018						40,084	$822,123	—	—

RSUs(5)	2/26/2019						44,084	$904,163

PSAs(6)	2/23/2017								68,856	$1,412,237

PSAs(7)	3/5/2018								60,127	$1,233,205

PSUs(8)	2/26/2019								44,085	$904,183

Robert J. Marshall, Jr.

RSAs(9)	10/15/2018						33,482	$686,716

RSUs(5)	2/26/2019						9,973	$204,546

PSUs(8)	2/26/2019								9,973	$204,546

John Bolla

RSAs(10)	6/15/2018						16,965	$347,952

RSUs(5)	2/26/2019						8,077	$165,659

PSUs(8)	2/26/2019								8,077	$165,659

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisa ble	Equity Incentive Plan Awards: Number of Securities of Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Michael P. Duffy

Options(2)		24,911	—	—	18.66	8/5/2023

RSAs(3)	4/26/2016						15,500	$317,905	—	—

RSAs(4)	2/23/2017						5,490	$112,600	—	—

RSAs(4)	3/5/2018						8,322	$170,684	—	—

RSUs(5)	2/26/2019						10,022	$205,551

PSAs(6)	2/23/2017								17,186	$352,485

PSAs(7)	3/5/2018								12,484	$256,047

PSUs(8)	2/26/2019								10,022	$205,551

Simon Robinson, Ph.D.

Options

RSAs(3)	04/26/2016						12,500	$256,375

RSAs(4)	02/23/2017						4,607	$94,490

RSAs(4)	03/05/2018						6,704	$137,499

RSUs(5)	02/26/2019						8,077	$165,659

PSAs(6)	02/23/2017								14,419	$295,734

PSAs(7)	03/05/2018								10,055	$206,228

PSUs(8)	02/26/2019								8,077	$165,659

Cesare Orlandi, M.D.(11)		—	—	—	—	—	—	—	—	—

(1)	The market value of the unvested RSAs, RSUs, PSAs and PSUs was calculated by multiplying the closing price of our common stock on December 31, 2019.
(2)

The options were granted to Ms. Heino upon her hire on April 15, 2013. The options were granted to Mr. Duffy on August 5, 2013. The options for Ms. Heino and Mr. Duffy vested in four equal installments on each of the first four anniversaries of the grant date and are now fully vested.

(3)

For the RSAs granted on April 26, 2016, the grants vested in four equal installments on each of the first four anniversaries of the grant date, and are generally subject to continued employment of the NEO.

(4)

For the RSAs granted on February 23, 2017, and March 5, 2018, the grants vest in three equal installments on each of the first three anniversaries of the grant date, and are generally subject to continued employment of the NEO.

(5)

For the RSUs granted on February 26, 2019, the grants vest in three equal installments on each of the first three anniversaries of the grant date, and are generally subject to continued employment of the NEO.

(6)

The PSAs granted on February 23, 2017 vest on the third anniversary of the grant date and are further described in detail on the “Additional Actions Taken by the Compensation Committee for 2019” section. The PSAs reported reflect the actual attainment of 104.4% of the performance target.

(7)

The PSAs granted on March 5, 2018, are earned based on the achievement of relative Total Shareholder Return, under our 2018 rTSR performance share plan. These shares are eligible to be earned based on our rTSR by comparing Lantheus to the S&P SmallCap Healthcare Index over a three full calendar year performance period. The rTSR PSAs are reported assuming the target level of achievement of performance targets, cliff vest on the third anniversary of the grant date, and are generally subject to continued employment of the NEO.

(8)

The PSUs granted on February 26, 2019, are earned based on the achievement of relative Total Shareholder return, as described in detail in the “2019 Long Term Incentive Plan” section. The rTSR PSUs are reported assuming the target level of achievement of performance targets, cliff vest on the third anniversary of the grant date, and are generally subject to continued employment of the NEO.

(9)

The RSAs were granted to Mr. Marshall on October 15, 2018, as part of his offer of employment. This grant is subject to time-based vesting in four equal annual installments on the first four anniversaries of the grant date, generally subject to Mr. Marshall’s continued employment.

(10)

The RSAs were granted to Mr. Bolla on June 15, 2018, as part of his offer of employment. This grant is subject to time-based vesting in four equal annual installments on the first four anniversaries of the grant date, generally subject to Mr. Bolla’s continued employment.

(11)	As a result of Dr. Orlandi’s separation from the Company, his unvested equity awards were forfeited as of September 2, 2019.

Option Exercises and Stock Vested for Fiscal 2019

Name	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Mary Anne Heino	—	—	187,274	$4,224,415

Robert J. Marshall, Jr	—	—	11,160	$213,212

John J. Bolla	—	—	5,655	$151,724

Michael P. Duffy	—	—	55,319	$1,174,371

Simon Robinson, Ph.D.	—	—	37,573	$831,512

Cesare Orlandi, M.D.	35,586	$273,548	35,749	$785,898

(1)

The amounts shown in this column represent the number of shares acquired on exercise multiplied by the difference between the options exercise price and the closing price of our common stock on the date of exercise.

(2)	The amounts shown in this column represent the number of shares vested multiplied by the closing price of our common stock on the vesting day.

Employment Agreements; Severance and Potential Payments

Upon Termination or Change of Control

In 2018, the Compensation Committee, working with Pearl Meyer, evaluated our executive compensation practices, including our severance arrangements in comparison to our peer group of public companies and market information. The Compensation Committee then recommended, and the Board subsequently authorized, modifications to our severance arrangements, including for our current NEOs. These modifications were implemented on January 25, 2019, and apply to our President and CEO and her direct reports at the Senior Vice President level and above, including Mr. Marshall, Mr. Bolla, Mr. Duffy and Mr. Robinson. In exchange for being bound by certain restrictive covenants and providing a release and waiver in favor of the Company, in the event of a termination of employment without cause or a resignation for good reason, these arrangements provide for the following severance payments and benefits:

•

Non-Change of Control: one times annual base salary, plus a prorated portion of the target annual bonus in effect on the date of separation and an amount equal to the Company’s portion of COBRA premiums for up to 12 months following such termination of employment, in the event that the executive’s employment is terminated without cause or the executive resigns for good reason other than after a change of control;

•

“Double Trigger” Change of Control: two times annual base salary, plus two times the full-year target annual bonus in effect on the date of termination and an amount equal to the Company’s portion of COBRA premiums for 24 months following such termination of employment, in the event that the executive’s employment is terminated without cause or the executive resigns for good reason within 12 months of a change of control, with all unvested stock options and other equity-based awards also vesting in full (with performance-based equity awards vesting at target levels of achievement).

The table below quantifies the amounts that would have become payable under each NEO’s employment agreement and equity award agreements if, on December 31, 2019, a change of control had been consummated and the NEO’s employment had been terminated without cause or the NEO resigned for good reason under the severance arrangements described above. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid may be different. Factors that could affect these amounts include the timing during the year of any such event, the cost of benefits, the NEO’s base salary and our stock price.

Name and Principal Position	Payments for Termination not related to Change in Control			Payments for Termination related to Change in Control
	Cash Severance ($)	Total Benefits(1) ($)	Total Value ($)	Cash Severance ($)	Value of Accelerated RSUs, PSUs, RSAs and PSAs(3) ($)	Total Benefits ($)	Total Value ($)

Mary Anne Heino President and Chief Executive Officer	$1,341,250	$27,118	$1,368,368	$2,682,500	$7,026,747	$54,235	$9,763,482

Robert Marshall Chief Financial Officer	$652,860	$29,014	$681,874	$1,305,720	$1,095,808	$58,028	$2,459,556

John Bolla Chief Operations Officer	$522,000	$29,014	$551,014	$1,044,000	$679,271	$58,028	$1,781,299

Name and Principal Position	Payments for Termination not related to Change in Control					Payments for Termination related to Change in Control
	Cash Severance ($)	Total Benefits(1) ($)	Total Value ($)	Cash Severance ($)	Value of Accelerated RSUs, PSUs, RSAs and PSAs(3) ($)	Total Benefits ($)	Total Value ($)
Michael P. Duffy Senior Vice President, Law and Public Policy and General Counsel	$634,920	$27,118	$662,038	$1,269,840	$1,606,097	$54,235	$2,930,172
Simon Robinson, Ph.D. Senior Vice President Research and Pharma Development	$477,568	$16,584	$494,152	$955,136	$1,309,297	$33,168	$2,297,601

(1)	Total Benefits represent the Company-paid portion of COBRA.
(2)

Amounts in the ‘‘Value of Accelerated Stock Options’’ row represent the number of shares underlying in-the-money unvested stock options held by each NEO, multiplied by the difference between that option’s exercise price and $20.51 (the closing price of our common stock on December 31, 2019).

(3)

Amounts in the ‘‘Value of Accelerated RSUs, PSUs, RSAs and PSAs’’ row represent the value of the number of each NEO’s performance and service-based RSUs, the vesting of which would have accelerated as of December 31, 2019, calculated by multiplying the number of accelerated RSUs by $20.51 (the closing price of our common stock on December 31, 2019). The acceleration of any performance based equity would vest at the target amount.

No compensation is due to our NEOs upon a change of control that is not followed by a qualifying termination of employment, other than as described above or as required by applicable law.

In addition, each of the severance arrangements with our NEOs provides for a modified cut-back in the event that adverse tax consequences are imposed on the receipt of parachute payments by the named executive officer pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). If any payments or benefits from the Company in the nature of compensation that are paid to or for the named executive officer’s benefit, whether paid or payable pursuant to his or her employment agreement or otherwise (each, a “Payment”), would subject the named executive officer to the excise tax under Section 4999 of the Code, then the Payments will be reduced to the greatest amount of the Payments that can be paid that would not result in the imposition of the excise tax (the “Reduced Amount”). However, if the amount of the Payments the named executive officer would receive after payment of all applicable taxes, including any excise taxes, is greater than the Reduced Amount, then no such reduction will occur.

Orlandi Agreement

On March 25, 2019, the Company announced Dr. Orlandi’s separation from the Company, effective as of September 2, 2019. The Company entered into the Orlandi Agreement with him at the time of the announcement which modified his then-existing severance arrangement with the Company (identical to the severance arrangements for the other NEOs other than Ms. Heino as described above). The Orlandi Agreement specified that he would receive, upon his separation and subject to his meeting his obligations under the agreement, (i) a cash payment of $384,121, which represents an amount equal to seven months of his base salary and a prorated portion of this target annual bonus ($213,960 of this amount was paid in 2019), and (ii) $15,201 as reimbursement for COBRA premiums, in addition to any amounts required by law or the terms of the Company’s policies and benefits plans. The Company entered into the Orlandi Agreement as an inducement for Dr. Orlandi to remain with the Company between the time of announcement and his last day of employment, September 2, 2019, so that he could assist the Company to (i) effect a smooth transition of leadership for our Medical Affairs, Clinical Development and Regulatory functions and (ii) facilitate the advancement of our clinical development programs and due diligence efforts. The Orlandi Agreement also required Dr. Orlandi to acknowledge and agree that he continued to be bound by the restrictive covenants to which he was subject, including confidentiality, non-competition, non-solicitation, no-hire and invention assignment covenants, and provided a release of claims in favor of the Company, its affiliates and certain other persons. In addition to the above amounts, Dr. Orlandi also received $75,736 in consulting fees for work conducted in 2019 after his last day of employment with the Company.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock held by (i) each of our directors, (ii) each of our named executive officers, (iii) our directors and named executive officers as a group and (iv) each person known to us to beneficially own more than 5% of our common stock. For our directors and officers, the information is as of the Record Date, February 24, 2020. For other stockholders who own more than 5% of our common stock, the information is as of the most recent Schedule 13G filed by each of those stockholders with the SEC.

Beneficial ownership of Shares is determined under rules of the SEC and generally includes any Shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all Shares shown as beneficially owned by them.

Percentage of beneficial ownership is calculated in part based on 39,512,340 Shares outstanding as of February 24, 2020. Shares subject to RSAs or RSUs that are currently vested or that will vest within 60 days of the date of this proxy statement, and stock options currently exercisable or exercisable within 60 days of the date of this proxy statement, are deemed to be outstanding and beneficially owned by the person holding those RSAs, RSUs and options for the purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

Unless otherwise indicated, the address for each holder listed below is c/o Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage Ownership

Directors and Named Executive Officers

Brian Markison	86,462	*

Mary Anne Heino(1)	383,482	1.0%

James Clemmer	60,980	*

Samuel Leno	71,943	*

Julie McHugh	17,510	*

Dr. Frederick Robertson	43,062	*

Dr. Derace Schaffer	16,994	*

Dr. James Thrall	9,764	*

Gary Pruden	10,072	*

Kenneth Pucel	13,264	*

John Bolla(2)	5,978	*

Robert J. Marshall Jr.(3)	3,324	*

Michael P. Duffy(4)	101,388	*

All Directors and Named Executive Officers as a Group (13 persons)(5)	824,223	*

5% Stockholders

Blackrock, Inc.(6)	6,058,429	15.3%

T. Rowe Price Associates, Inc.(7)	3,183,805	8.1%

The Vanguard Group, Inc.(8)	2,863,926	7.2%

*	Represents beneficial ownership of less than 1% of our outstanding Shares.
(1)	Does not include 307,865 unvested RSAs, RSUs, PSAs and PSUs held by Ms. Heino.
(2)	Does not include 30,427 unvested RSAs, RSUs, PSAs and PSUs held by Mr. Bolla.
(3)	Does not include 50,104 unvested RSAs, RSUs, PSAs and PSUs held by Mr. Marshall.
(4)	Does not include 70,807 unvested RSAs, RSUs, PSAs and PSUs held by Mr. Duffy.
(5)	Does not include 459,203 unvested RSAs, RSUs, PSAs and PSUs held by our directors and named executive officers as a group.
(6)

Based solely on Amendment No. 3 to Schedule 13G filed on February 4, 2020 by Blackrock, Inc. In that filing, Blackrock, Inc. reports sole voting power with respect to 5,993,131 Shares and sole dispositive power with respect to 6,058,429 Shares, and lists its address as 55 E. 52nd Street, New York, New York 10055.

(7)

Based solely on the Schedule 13G filed on February 14, 2020 by T. Rowe Price Associates, Inc. In that filing, T. Rowe Price Associates, Inc. reports sole voting power with respect to 635,583 Shares and sole dispositive power with respect to 3,183,805 Shares, and lists its address as 100 E. Pratt Street, Baltimore, MD 21202.

(8)

Based solely on the Amendment No. 2 to Schedule 13G filed on February 12, 2020 by The Vanguard Group, Inc. In that filing The Vanguard Group, Inc. reports sole voting power with respect to 81,705 Shares and sole dispositive power with respect to 2,773,135 Shares, shared voting power with respect to 14,494 Shares and shared dispositive power with respect to 90,791 Shares and lists its address as 100 Vanguard Blvd., Malvern, PA 19355.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

This section describes certain relationships and related person transactions between us or our subsidiaries, on the one hand, and our directors, director nominees, executive officers, holders of more than 5% of our voting securities and certain related persons of any of the foregoing, on the other hand, since January 1, 2019.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by applicable law, including indemnification of expenses, such as attorneys’ fees, judgments, penalties, fines and settlement amounts, actually and reasonably incurred by the director or executive officer in any action or proceeding, including, without limitation, all liability arising out of negligence or active or passive wrongdoing by that officer or director, in any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer, in each case, subject to certain exceptions. At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, executive officers, employees or agents in which indemnification would be required or permitted. We believe these indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

Agreement with Dr. Orlandi

In connection with his separation from the Company, effective as of September 2, 2019, Dr. Orlandi entered into an agreement with the Company under which he received certain payments in exchange for providing certain assistance to the Company and confirming restrictive covenants in favor of the Company. For more information, see “Orlandi Agreement.”

Policies for Approval of Related Person Transactions

We have a written policy relating to the approval of related person transactions pursuant to which the Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (i) our directors, director nominees and executive officers, (ii) any 5% record or beneficial owner of Shares or (iii) any immediate family member of any person specified in (i) or (ii) above. Management, under the oversight of the Audit Committee, is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related person transactions, and the Audit Committee is primarily responsible for determining, based on the facts and circumstances, whether we have, or a related person has, a direct or indirect material interest in the transaction.

As set forth in our related person transaction policy, in the course of its review and approval or ratification of a related person transaction, the Audit Committee will consider:

•	the nature of the related person’s interest in the transaction;

•	the availability of other sources of comparable products or services;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction; and

•	the importance of the transaction to us.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the approval or ratification of the transaction. However, that member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

PROPOSAL 4: RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Although stockholder ratification of the appointment of Deloitte is not required by law, we are submitting the appointment to our stockholders for ratification as a matter of good corporate governance.

Representatives of Deloitte are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If stockholders do not ratify the appointment of Deloitte, then the Audit Committee will reconsider the appointment. Even if stockholders ratify the appointment of Deloitte, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Board of Directors’ Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” THE RATIFICATION OF DELOITTE AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL,

UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

Deloitte Fees

The following table presents aggregate fees billed to the Company for services rendered by Deloitte during the years ended December 31, 2019 and 2018:

	Year Ended December 31,

	2019	2018

Audit fees(1)	$1,345,000	$1,331,500

Audit-related fees(2)	145,227	—

Tax fees(3)	—	—

All other fees(4)	1,895	2,615

Total	$1,492,122	$1,334,115

(1)

Audit fees are fees related to professional services rendered in connection with the audit of our annual financial statements, the reviews of the interim financial statements included in each of our quarterly reports on Form 10-Q, and other professional services provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements. All other fees consist primarily of the reimbursement of expenses associated with completion of services noted above.

(2)	Audit-related fees are fees related to services performed in connection with registration statements filed with the SEC.
(3)	Tax fees are fees billed for professional services for tax compliance, tax advice and tax planning services.
(4)	All other fees comprised fees billed for professional services relating to regulatory consulting and a software subscription for an accounting and research tool.

Audit Committee Pre-Approval Policies

The services provided by Deloitte were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the services described above is compatible with maintaining the independence of the independent registered public accounting firm and has determined that the provision of these services has not adversely affected Deloitte’s independence. The Audit Committee approved 100% of the services covered by audit fees, audit-related fees, tax fees and all other similar fees.

AUDIT COMMITTEE REPORT

The information contained in this report will not be deemed “soliciting material” or otherwise considered “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and this information will not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates this information by reference in that filing.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries. The Audit Committee assists in the Board’s oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s independent auditors’ qualifications and independence and the performance of the Company’s independent auditors.

The Audit Committee currently consists of Messrs. Leno (Chairperson), Clemmer and Pruden and Dr. Robertson, each of whom is independent under Nasdaq and SEC rules.

The Company’s management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements or disclosures.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2019 with the Company’s management and Deloitte. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 13001, as amended “Communications with Audit Committees”, as adopted by the PCAOB.

The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence.

Based on that review, discussions and disclosure, the Audit Committee recommended to the Company’s Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Audit Committee

Samuel Leno (Chair)

James Clemmer

Gary Pruden

Dr. Frederick Robertson

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Stockholder proposals intended to be presented at the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), pursuant to Exchange Act Rule 14a-8 must be delivered to the Corporate Secretary at our principal executive offices no later than November 13, 2020 in order to be included in the our proxy materials for that meeting. These proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8 and our amended and restated bylaws.

Under our amended and restated bylaws, stockholder proposals submitted for consideration at our 2021 Annual Meeting, but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations for candidates for election as directors, must be delivered to our Corporate Secretary at our principal executive offices not earlier than the close of business on December 24, 2020 and not later than the close of business on January 23, 2021. However, if our 2021 Annual Meeting occurs more than 30 days before or 60 days after April 23, 2021, proposals must be delivered not less than 90 days or more than 120 days before the meeting date or, if the first public announcement of the meeting date is less than 100 days prior to the annual meeting date, then no later than the 10th day following the date of the first public announcement of the meeting date.

Director nominations for consideration at any special meeting of stockholders called for the purpose of electing directors must be delivered no earlier than the close of business on the 120th day prior to the special meeting date and not later than the close of business on the latest of the 90th prior to the special meeting or the 10th day following the date of the first public announcement of the meeting date.

Stockholder proposals and nominations must include all required information concerning the stockholder and the proposal or nominee set forth in our amended and restated bylaws.

ANNUAL MEETING OF LANTHEUS HOLDINGS, INC.

Date:	Thursday April 23, 2020
Time:	11:00 A.M. (Eastern Time)
Place:	Boston Marriott Burlington Mall Road, Burlington, Massachusetts 01803

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR proposals 1, 2 and 4, and for 1 YEAR in proposal 3.

1:	To elect two Class II directors to serve until the 2022 Annual Meeting of Stockholders:
01. Julie McHugh

02. Dr. Frederick Robertson

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Vote For All Except” box and write the number(s) in the space provided to the right.

The Board of Directors recommends you vote FOR the following proposal:
		For	Against	Abstain
2:	To approve, on an advisory basis, the compensation paid to our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:
		1 Year	2 Years	3 Years	Abstain
3:	To approve, on an advisory basis, the frequency of future say-on-pay votes.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:
		For	Against	Abstain
4:	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2020.	☐	☐	☐

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of the corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Lantheus Holdings, Inc.

to be held on Thursday April 23, 2020

for Holders as of February 24, 2020

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/LNTH	866-240-5317

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Mary Anne Heino, Robert J. Marshall, Jr., Michael P. Duffy, Daniel Niedzwiecki and Eric Green and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Lantheus Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THAT SHARES WILL BE VOTED FOR THE PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS FOR PROPOSALS 1, 2 AND 4 AND FOR 1 YEAR IN PROPOSAL 3.

PROXY TABULATOR FOR LANTHEUS HOLDINGS, INC. P.O. BOX 8016 CARY, NC 27512-9903

  Please separate carefully at the perforation and return just this portion in the envelope provided.

Proxy for Annual Meeting of Stockholders to be held on Thursday April 23, 2020

This proxy is being solicited on behalf of the Board of Directors

Please vote, date and sign this Proxy on the other side and return it in the enclosed envelope.

The Stockholder signing on the reverse side (the “undersigned”), having received the Annual Report and Proxy Statement, hereby appoint(s) Mary Anne Heino, Robert J. Marshall, Jr., Michael P. Duffy, Daniel Niedzwiecki and Eric Green and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Lantheus, Inc. (the “Company”) to be held on Thursday April 23, 2020, and all adjournments and postponements thereof (the “Meeting”), and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may properly come before the Meeting.

The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority to consider and act upon such business, matters or proposals as may properly come before the Meeting. The Proxy, when properly executed, will be voted in the manner specified herein. If no direction is given, that shares will be voted for the proposals recommended by the Board of Directors for proposals 1, 2 and 4 and for 1 year in proposal 3.